                                                                   EXHIBIT 10.16

--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                             INTERNATIONAL TOWERS


                                8550 BRYN MAWR
                               CHICAGO, ILLINOIS


                                 OFFICE LEASE


                                    BETWEEN

                            8550 BRYN MAWR, L.L.C.


                                   Landlord,

                                      and

                                  UBID, INC.
                                    Tenant



                             DATED:  July 19,1999

 1.   Base Rent....................................................    1

 2.   Additional Rent..............................................    2

 3.   Use of Premises..............................................   12

 4.   Prior Occupancy..............................................   12

 5.   Services.....................................................   12

 6.   Condition and Care of Premises...............................   17

 7.   Return of Premises...........................................   18

 8.   Holding Over.................................................   19

 9.   Rules and Regulations........................................   19

 10.  Rights Reserved to Landlord..................................   19

 11.  Alterations..................................................   22

 12.  Assignment and Subletting....................................   23

 13.  Waiver of Certain Claims, Indemnity by Tenant................   26

 14.  Damage or Destruction by Casualty............................   27

 15.  Eminent Domain...............................................   29

 16.  Default; Landlord's Rights and Remedies......................   30

 17.  Subordination................................................   35

 18.  Mortgagee Protection.........................................   37

 19.  Subrogation and Insurance....................................   37

 20.  Nonwaiver....................................................   39

 21.  Estoppel Certificate.........................................   39

 22.  Tenant-Corporation...........................................   40

 23.  Real Estate Brokers..........................................   40

 24.  Notices......................................................   40

 25.  Miscellaneous.................................................  41

 26.  Landlord......................................................  42

 27.  Title and Covenant Against Liens..............................  42

 28.  Security Deposit..............................................  43

 29.  No Recordation................................................  45

 30.  Covenant of Quiet Enjoyment...................................  45

 31.  Limitation of Liability.......................................  45

 32.  Option to Lease...............................................  45

 33.  Options to Extend.............................................  48

 34.  Cancellation Option...........................................  49

 35.  Roof Antennas.................................................  50

 36.  Right of Opportunity to Lease Space...........................  52

                                 EXHIBITS


Exhibit A - Floor Plan of Premises
Exhibit B - Legal Description of Land
Exhibit C - Workletter
Exhibit D - Rules and Regulations
Exhibit E - Agreement Between Landlord and Lender

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------


                             INTERNATIONAL TOWERS
                                8550 BRYN MAWR
                               CHICAGO, ILLINOIS


                                  OFFICE LEASE


     THIS LEASE (this "Lease"), made as of the 19th day of July, 1999,


                             W I T N E S S E T H:
                             -------------------

     8550 BRYN MAWR, L.L.C., a Delaware limited liability company (herein called "Landlord"), hereby leases to uBid, Inc., a Delaware corporation (herein called "Tenant"), and Tenant hereby leases from Landlord the premises as outlined on the floor plan attached hereto as Exhibit A, agreed to contain * * * * * rentable square feet (herein referred to as the "Premises") consisting of the second floor of the building commonly known as International Towers, 8550 Bryn Mawr, Chicago, Illinois (herein called "Building"), located on the Land (hereinafter defined), for a term (herein called "Term") commencing on the date when the Premises are substantially complete, as such date may be modified pursuant to the provisions of Exhibit C (the "Workletter") to and hereby made a part of this Lease (the "Commencement Date"), and ending on that date which is three (3) full calendar years following the Commencement Date if the Commencement Date shall occur on the first (1st) day of a calendar month, or that date which is the last day of the month in which the third (3rd) anniversary of the Commencement Date occurs if the Commencement Date shall occur on a day other than the first (1st) day of a calendar month (such date is sometimes referred to as the "Expiration Date" of the Term, and such period is sometimes hereinafter referred to as the "Term"), unless extended or unless sooner terminated as provided herein, paying as rent therefor the sums hereinafter provided, without any setoff, abatement (except as herein specifically provided), counterclaim or deduction whatsoever.

IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

     1. Base Rent. Tenant shall pay an annual base rent (herein called "Base Rent") to Landlord for the Premises leased pursuant to this Lease for each year or part thereof falling within the Term at the rates for the respective periods set forth in the following schedule, payable in equal monthly installments (herein called "Monthly Base Rent"), in advance, commencing on the Commencement Date, and on the first day of each calendar month thereafter to the Expiration Date or earlier termination of the Term, and at the same rate for fractions of a month if the Commencement Date shall occur on other than the first day of a calendar month or the Term shall end on any day except the last day of a calendar month. For purposes of the following schedule the First "Lease Year" shall be that period commencing with the Commencement Date and ending on the last day of the twelfth (12th) calendar month following the Commencement Date if the Commencement Date shall occur on the first (1st) day of a calendar month, or that date which is the

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

last day of the calendar month in which the first (1st) anniversary of the Commencement Date occurs if the Commencement Date shall occur on other than the first (1st) day of a calendar month; and each subsequent "Lease Year" during the Term shall be the twelve (12) calendar month period starting on the day following the expiration of the prior Lease Year.

                         Base Rent Rate        Annual             Monthly
Lease Year               Per Sq. Ft.**       Base Rent*          Base Rent*
----------               -------------       ----------          -----------
   First (1st)            $ * * * * *        $ * * * * *         $ * * * * *

   Second (2nd)             * * * * *          * * * * *           * * * * *

   Third (3rd)              * * * * *          * * * * *           * * * * *

   Fourth (4th)             * * * * *
   (If Applicable)

*Based upon the initial Rentable Area of the Premises as of the date of this Lease (* * * * * rentable square feet).

**The Fourth (4th) Lease Year is the one (1) Lease Year extension period of the Term described in Section 33 of this Lease, and is only applicable if the Extension Option shall be exercised and the Fourth (4th) Lease Year shall commence. The stated Base Rent for the First (1st), Second (2nd) and Third (3rd) Lease Years is a so-called gross rent, and therefore the provisions of Section 2 of this Lease, Additional Rent, are not applicable to such Lease Years and have no force or effect respecting such Lease Years. The Base Rent for the Fourth
(4th) Lease Year, if the Extension Option shall be exercised and the Fourth
(4th) Lease Year shall commence will be determined in accordance with the provisions of Section 33 of this Lease, and will be a so-called net rent, and therefore the provisions of Section 2 of this Lease, Additional Rent, are fully applicable to such Fourth (4th) Lease Year.

     Base Rent, Additional Rent (as hereinafter defined), Additional Rent Progress Payment (as hereinafter defined) and all other amounts however occurring or described becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant, without any setoff, abatement (except as herein specifically provided), counterclaim or deduction whatsoever.

     2.   Additional Rent. In addition to paying the Base Rent specified in
Section 1 of this Lease, Tenant shall also pay as additional rent for and during the Fourth (4th) Lease Year, if applicable, the amounts determined in accordance with this Section 2 ("Additional Rent"):

          (a)  Definitions.  As used in this Lease,

               (i) "Adjustment Date" shall mean January 1, 2003 and each January 1 thereafter falling within the Term (except as provided in clause (iv) of subsection (d) hereinafter).

               (ii) "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

     (iii) "Expenses" shall mean and include those costs and expenses paid or incurred by or on behalf of the Landlord of every kind and nature for, owning, managing, operating, maintaining and repairing the Building, the land upon which the Building stands (herein called "Land;" the legal description of which is set forth on Exhibit B attached hereto and made a part hereof) and the personal property used in conjunction therewith (said Building, Land and personalty being herein collectively called the "Project") at a reasonable standard for first class office buildings in the Applicable Market Area (hereinafter defined), in accordance with sound accounting and management principles respecting first-class office buildings in the Applicable Market Area, including (without limitation) the cost of: electricity; water; fuel; heating; lighting; plumbing; air conditioning; window cleaning; janitorial service; insurance, including, but not limited to, fire, extended coverage, liability, workmen's compensation, elevator, and any other insurance carried in good faith by the Landlord (and would be carried in good faith by prudent landlords of similar properties to the Project) and applicable to the Project; painting; uniforms; management fees; supplies; sundries; sales or use taxes on supplies or services; cost of wages and salaries of all persons including and below the level of building manager (whether or not engaged on a full-time basis at the Project) engaged in the management, operation, maintenance and repair of the Project, and so-called fringe benefits, which are required by law or are otherwise reasonable and customary for similar properties to the Project in the Applicable Market Area (including, without limitation, social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement), or any other cost or expense which is required by law or is otherwise reasonable and customary for similar properties to the Project in the Applicable Market Area which Landlord pays or incurs to provide benefits for employees including and below the level of building manager (whether or not engaged on a full-time basis at the Project) so engaged in the management, operation, maintenance and repair of the Project (Appropriate prorations shall be made of all such wages, salaries and benefits between the Building and other buildings as to any employees not engaged on a full-time basis in the operation, maintenance and repair of the Project, such that the costs of such employees shall be charged as Expenses only in a percentage equal to the percentage of their time devoted to the operation, maintenance and repair of the Project.); the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of managing, operating, maintaining or repairing of the Project; reasonable legal (incurred in good faith for the benefit of the Project and as hereinafter further limited) and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes and as relate to enforcement of contracts; the cost of providing rubbish and snow removal services; the cost of landscaping maintenance, including, but not limited to, grass cutting, trimming, replanting and replacement costs; expenses applicable and chargeable to the Project under any reciprocal easement or other agreements or declarations (including, without limitation, that certain Declaration of Easements, Covenants and Restrictions, made as of the 29th day of January, 1999 by Landlord, and recorded on March 17, 1999 as Cook County Recorder Document No. 99260848 (the "Declaration")) between and among or affecting the Building and other buildings or structures or the Land or other portions of the Project and adjacent properties or land pursuant to which amenities or benefits are provided to the Project, including, without limitation, those relating to roads, common parking and ingress and egress areas and other facilities benefitting the Project; or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with sound accounting and management principles applicable to first class buildings in the Applicable Market Area, would be considered as an expense of managing, operating, maintaining or repairing the Project. Notwithstanding anything to the contrary contained in this Section 2(a)(iii), "Expenses" shall not include any of the following costs or other items whether incurred by Landlord, its agents or independent contractors or chargeable to the Project pursuant to reciprocal easements or other agreements affecting the Project; any costs or other items included within the meaning of the term "Taxes" (as hereinafter defined); costs of alterations of the premises of tenants of the Building; depreciation charges; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; any expenditures for which Landlord has been reimbursed (other than pursuant to rent adjustment provisions in leases); the cost of any repair or replacement made by Landlord because of the total or partial destruction of or damage to the Building or the condemnation of a portion thereof; salaries and benefits in respect of any executive employees of Landlord, Landlord's managing agent (or their affiliates) above the grade of building manager; except as provided in clause (A) below, the cost of any capital improvements, repairs, alterations, additions, changes, replacements and other items which under Generally Accepted Accounting Principles are properly classified as capital expenditures (including, without limitation, capital expenditures paid or incurred pursuant to the Declaration or any similar agreements or declarations referred to hereinabove); any cost or fee paid to a corporation or other entity related to or affiliated with Landlord or the managing agent of the Building to the extent in excess of the amount which would be paid in the absence of such relationship; the cost of decorating, painting or alteration of space in the Building leased to tenants; cash allowances to tenants for their leasehold improvements, alterations and decorations; the portion of any expenses otherwise includable in Expenses which is allocable to any other properties of Landlord or of any affiliates of Landlord or to other buildings, such as the portion of the personnel benefits, expenses and salaries of the type set forth in this paragraph of employees allocable to time spent by such employees in connection with properties other than the Building or the portion of the premiums for any insurance carried under "blanket" or similar policies to the extent allocable to any property other than the Building; advertising and promotional expenditures; costs and expenses incurred in connection with the enforcement of this Lease or any other lease in the Building, including, without limitation, attorneys' fees and disbursements in connection with any summary proceeding to dispossess Tenant or any other tenant or occupant of the Building; costs and expenses incurred in connection with, and incidental to, the leasing of space in the Building, including, without limitation, attorneys' fees and disbursements; costs and expenses incurred in connection with preparing and negotiating this Lease or any other lease in the Building; costs and expenses incurred in connection with or disputes with Tenant or any other tenant or occupant in the

Building, including, without limitation, attorneys', accountants' and consultants' fees and disbursements; Landlord's general business overhead; expenses incurred in amending mortgages or financing or refinancing the Project or financing or refinancing improvements, replacements or repairs thereto; expenses incurred in selling the Project or any portion thereof; the cost of correcting defects in the construction of the Building or in the Building equipment; any interest or penalty charges incurred by Landlord or assessed against the Project due to the violation of any reciprocal easement or similar agreement to which the Building is a party; costs of sculptures, paintings and other objects of art located within the Building or on the Land, except only for the cost of maintaining and protecting such objects in the public areas of the Building or on the Land; the cost of overtime, penalties, interest or fines or other similar expense incurred by reason of any violation of law or default under this Lease by Landlord (other than overtime costs which would, under sound management principles and practices, have been incurred regardless of the existence of any such default by Landlord); "takeover expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building); any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; overtime HVAC costs or electricity costs charged separately to other tenants of the Building; the cost of repairs to the Building incurred by reason of fire or other casualty or condemnation to the extent that either (1) Landlord is compensated therefor through proceeds of insurance or condemnation awards, or (2) Landlord failed to obtain insurance against such fire, casualty or other risk (provided that insurance was available at a commercially reasonable rate against a risk of such nature at the time of such casualty, and further provided that a prudent landlord in the Applicable Market Area would have purchased such insurance) (excluding, however, therefrom reasonable deductible amounts); and costs incurred by Landlord for the remediation of Hazardous Materials (as defined in item 6 of Exhibit D to this Lease as of the date of this Lease), if any, (A) existing in the Building as of the date of this Lease or (B) hereafter caused by any act of Landlord (The foregoing exclusion from Expenses for Hazardous Materials does not apply to materials which were not classified as Hazardous Materials [as defined in item 6 of Exhibit D] on the date of either (A) or (B) above, as the case may be.).. "Applicable Market Area" for purposes of this Lease shall mean the so-called O'Hare office market. Further,

                    (A) Notwithstanding the general exclusion of capital expenditures from Expenses, the following shall be included in the definition of "Expenses": the amortized portion each Adjustment Year of the cost of any capital improvements, repairs, alterations, additions, changes, replacements and other items which under Generally Accepted Accounting Principles would be classified as capital improvements to the Project made after the date of this Lease (1) which are in good faith in whole or in part (but if in part, then only to the extent so) intended to reduce Expenses (including, without limitation, converting the Building systems from the use of CFC's), or (2) to the extent required under any governmental laws, regulations, or ordinances which are not applicable to the Project as of the date of this Lease, amortized on a straight line basis over the useful life of such improvements (determined in accordance with Generally Accepted Accounting Principles), together with interest on the unamortized cost of any such improvement at the prevailing construction loan rate which Landlord is paying therefor in the event that Landlord shall finance such capital improvement or in the event that Landlord shall not elect to finance such improvement at an assumed rate which Landlord would be paying if it financed such improvement based upon LIBOR plus five percent (5.00%).

                    (B) Notwithstanding anything contained in this clause (iii) of Section 2(a) to the contrary, if the Building is not one hundred percent (100%) occupied by tenants during all or a portion of any Adjustment Year, then Landlord may make an appropriate adjustment for such year of only those components of Expenses which may vary depending upon the occupancy level of the Building, employing Generally Accepted Accounting Principles (to the extent applicable) and in any event sound accounting and management principles. Any such adjustment shall also be deemed expenses paid or incurred by Landlord and included in Expenses for such year, as if the Building had been one hundred percent (100%) occupied and the Landlord had paid or incurred such expenses, to the end that the actual amounts of such variable components of expenses be fairly borne by the tenants occupying the Building. Notwithstanding the foregoing, in no event shall Tenant be required to pay an amount in excess of the total actual Expenses less amounts payable by other tenants of the Building on account thereof.

                    (C) Notwithstanding anything contained in this clause (iii) of Section 2(a) to the contrary, if any item of Expenses, though paid or incurred in one year, relates to more than one Adjustment Year, at the option of Landlord such item may be proportionately allocated among such related Adjustment Years. Landlord shall not, however, pay in one year any item which may (and utilizing reasonable, prudent and customary business practices would) be paid over a number of years so that the primary effect would be to inequitably "bunch" Expenses into one or more Adjustment Years to the material detriment of Tenant.

               (iv) "Taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be levied, assessed, or imposed against, or in connection with the ownership, leasing or operation of the Building or the Land, or both. In addition, Taxes shall include the portion of Taxes for facilities under and or pursuant to the Declaration allocable to the Project. "Taxes" shall not include income taxes, interest or penalties for late payment of Taxes, capital levy taxes, estate, succession or inheritance taxes, excess profits taxes, transfer taxes imposed upon the transfer of Landlord's interest in the Building or the Land or both or other property, franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes. For purposes of this Section, the Building and the Land are herein collectively called the "Real Property."

          Notwithstanding the foregoing,

                    (A) If at any time during the Term of this Lease (or any renewal or extension thereof, if applicable) the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in addition to or in place or partly in place of any such Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

                    (B) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year, (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for the year in which payable, and
               (iii) except as otherwise provided in the preceding clauses (i) and (ii), all references to taxes for a particular year shall be deemed to refer to all taxes levied, assessed or imposed for such year without regard to when such taxes are due and payable. Notwithstanding the foregoing item (iii) of this paragraph (B), if and only if the Lease Term shall not be extended beyond the expiration of the Fourth (4th) Lease Year, taxes for the Fourth
               (4th) Lease Year shall mean all taxes due and payable for and during such Lease Year.

                    (C) Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property or Project or the operation thereof (but shall exclude personal property taxes on equipment or other personal property owned by any of the tenants of the Building).

               (v) "Rentable Area of the Building" shall mean the sum of the rentable areas on all floors of the Building, and shall be deemed to be 300,059 square feet.

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------


               (vi) "Rentable Area of the Premises" as of the date of this Lease shall be deemed to be * * * * * rentable square feet.

               (vii) "Tenant's Proportionate Share" from time to time shall mean the percentage obtained by dividing the Rentable Area of the Premises from time to time by the Rentable Area of the Building.

          (b)  Computation of Additional Rent.

          Tenant shall pay Additional Rent for each Adjustment Year in an amount equal to the product of the Tenant's Proportionate Share, multiplied by the amount of Taxes and Expenses, respectively, for such Adjustment Year (said products being called the "Tax Adjustment" and "Expense Adjustment").

          (c)  Payments of Additional Rent; Projections

          Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

               (i) Tenant shall make payments on account of the Tax Adjustment and Expense Adjustment (any such payment with respect to any Adjustment Year being also called "Additional Rent Progress Payment") effective as of the Adjustment Date for each Adjustment Year as follows:

                     (A) Projection of Expenses. Landlord may, prior to each
                         -----------------------
               Adjustment Date or from time to time (subject to the limitation set forth hereinafter) during the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable, good faith, estimates, forecasts or projections (collectively, the "Projections") of Expenses for such Adjustment Year based on Landlord's budgets of Expenses, and (2) Tenant's Additional Rent Progress Payment for such Adjustment Year based upon the Projections. Landlord's budgets of Expenses and the Projections based thereon may be revised by Landlord from time to time based on changes in rates and other criteria which are components of budget items.

                    (B)  Expense Additional Rent Progress Payments.  Until such
                         -----------------------------------------
               time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall pay to Landlord a monthly installment of Expenses Additional Rent Progress Payment at the time of each payment of Monthly Base Rent equal to the latest monthly installment of Expenses Additional Rent Progress Payment. On or before the later of (1) the first day of the next calendar month following Landlord's service of a Projection Notice, or (2) thirty (30) days following Landlord's service of a Projection Notice ("Adjustment Payment Date") and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent

               Progress Payment shown in the Projection Notice. On or before the Adjustment Payment Date, Tenant shall also pay Landlord a lump sum equal to the Expense Additional Rent Progress Payment shown in the Projection Notice less (1) any previous payments on account of Expense Additional Rent Progress Payment made during such Adjustment Year, and (2) monthly installments on account of Additional Rent Progress Payment due for the remainder of such Adjustment Year.

                     (C) Taxes Additional Rent Progress Payments.  Except as
                         ---------------------------------------
               provided in the last sentence of this paragraph (C), Tenant shall make monthly Additional Rent Progress Payments with respect to Taxes based upon estimated Taxes for each Adjustment Year. The amount of the Taxes Additional Rent Progress Payment shall be one-twelfth (1/12) of the Tenant's Proportionate Share of such estimated Taxes. The estimated Taxes shall be a reasonable, good faith estimate of such Taxes by Landlord. Landlord may from time to time furnish to Tenant a written notice ("Tax Statement") setting forth the amount of Taxes required to be paid to Landlord on account of Taxes Additional Rent Progress Payment and Tenant shall thereafter commence making such payments. Notwithstanding anything in this paragraph (C) to the contrary, if and only if the Lease Term shall not be extended beyond the expiration of the Fourth (4th) Lease Year, Tenant shall make monthly Additional Rent Progress Payments with respect to Taxes for and during such Fourth (4th) Lease Year based upon the Taxes which were payable (or which would have been payable had Additional Rent been applicable for such Adjustment Year of the Term hereof) for and during the prior Lease Year.


               (ii) Tenant agrees to pay monthly installments of Additional Rent Progress Payment at a rate set forth in an initial Projection Notice and Tax Statement from and after the first Adjustment Date of the Term of this Lease until either or both components thereof are changed pursuant to a Projection Notice or Tax Statement from Landlord as provided above.

               (iii) The Tax Adjustment and Expense Adjustment shall be prorated for the portion of the Term falling within the Adjustment Year in which the last Adjustment Date during the Term, as the Term may be extended, if applicable, shall fall. Tenant agrees and acknowledges that Landlord has made no representation, warranty or guaranty relating to the amount of the Taxes or Expenses. The Tenant has had an opportunity to consult with the Landlord with respect to the Taxes and Expenses projected for the operation of the Project and has not relied upon any statements or representations of Landlord in regard thereto in executing this Lease and agreeing to perform the terms and covenants of this Lease.

          (d)  Taxes and Expenses Readjustments

          The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:

               (i) Not later than April 30th following the end of each Adjustment Year, Landlord shall notify Tenant in writing ("Landlord's Expense Statement") of the actual amount of Expenses for the Adjustment Year just ended and the amount of Tenant's Expense Adjustment. If the Expense Adjustment owed for such Adjustment Year (indicated by the Landlord's Expense Statement) exceeds the Expense Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Additional Rent Progress Payment paid by Tenant during such Adjustment Year. If the Expense Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Expense Adjustment owed for such Adjustment Year, then Landlord shall refund such excess to Tenant within thirty (30) days after the date of Landlord's Expense Statement. Provided, however, if Tenant then owes Landlord in excess of the then current month's Rent which is due and unpaid, Landlord may retain such excess deposit and apply the same to the payment of such due and unpaid Rent. If this Lease shall expire prior to the repayment of such excess, Landlord shall pay to Tenant within thirty (30) days following expiration the balance thereof not reasonably required for payment of Additional Rent for the Adjustment Year in which the Lease expires.

               (ii) Not later than the later of sixty (60) days following the date on which Landlord shall have received the actual final real estate tax bills attributable to a particular Adjustment Year (the "Tax Determination Date"), Landlord shall determine the actual amount of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, and shall notify Tenant in writing ("Landlord's Tax Statement") of such Taxes and Tenant's Tax Adjustment for such Adjustment Year. If the Tax Adjustment owed for such Adjustment Year (indicated by a Landlord's Tax Statement actually delivered) exceeds the Additional Rent Progress Payments with respect to the Tax Adjustment paid by Tenant for such Adjustment Year, then on or before thirty (30) days after receipt of Landlord's Statement, Tenant shall pay to Landlord an amount equal to the excess of the Tax Adjustment over the Additional Rent Progress Payments with respect to the Tax Adjustment paid by Tenant for such Adjustment Year. If such Additional Rent Progress Payments exceed the Tax Adjustment owed for such Adjustment Year, then Landlord shall refund the difference to Tenant within thirty (30) days after delivery of Landlord's Tax Statement. Provided, however, if Tenant then owes Landlord in excess of the then current month's Rent which is due and unpaid, Landlord may retain such excess deposit and apply the same to the payment of such due and unpaid Rent. In the event any portion of Taxes for any Adjustment Year are refunded to Landlord, the Tax Adjustment for said Adjustment Year shall be recomputed and Landlord shall promptly pay to Tenant the difference between the Tax Adjustment paid by Tenant for that Adjustment Year and the Tax Adjustment as recomputed.

               (iii) No interest or penalties shall accrue on any amounts which Landlord is obligated to pay to Tenant by reason of this Section 2(d).

          (e) Books and Records. Landlord shall maintain books and records showing Expenses and Taxes in accordance with sound accounting and management practices consistently applied. Tenant or its representative, at the sole cost and expense of Tenant, shall have the right to examine Landlord's books and records showing Expenses and Taxes upon reasonable prior notice and during normal business hours at any time within the one hundred twenty (120) day period (the "Review Period") following the furnishing by the Landlord to the Tenant of Landlord's Expense Statement or Landlord's Tax Statement (as the case may be) provided for in Section 2(d). Unless the Tenant shall take written exception to any item within the one hundred fifty (150) day period (the "Exception Period") after the furnishing of the Landlord's Expense Statement or Landlord's Tax Statement (as the case may be) containing said item, such Landlord's Expense Statement or Landlord's Tax Statement (as the case may be) shall be considered as final and accepted by the Tenant. If Tenant takes exception to any item in Landlord's Expense Statement or Landlord's Tax Statement (as the case may be) within the applicable time period and if Landlord and Tenant are unable to agree on the correctness of said item, then the decision of said issue shall be referred to Landlord's Certified Public Accountant (the "Auditor"), and the decision of said Auditor shall be conclusively binding on the parties. The fees and expenses of the Auditor shall be paid by Tenant, provided, however, that if the Auditor determines that Landlord has made errors adverse to Tenant in excess of four percent (4%) of the aggregate amount of Landlord's Expense Statement or Landlord's Tax Statement, as the case may be, then Landlord shall pay the cost and expenses of the Auditor.

          (f) Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Adjustment Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within thirty (30) days after the date Landlord's Expense Statement or Landlord's Tax Statement, as the case may be, is sent to Tenant. If and only if the Lease Term shall not be extended beyond the expiration of the fourth (4th) Lease Year, and shall end during an Adjustment Year, then the final reconciliation of Tax Adjustment and Expense Adjustment as between Landlord and Tenant shall be made within thirty (30) days following the expiration of the Fourth (4th) Lease Year based upon the most recent ascertainable Taxes and Expenses applicable to such Lease Year prorated accordingly, and Landlord shall refund to Tenant or Tenant shall pay to Landlord Additional Rent as otherwise provided herein based thereon. Without limitation on other obligations of Tenant or Landlord which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent, the obligation of Landlord to refund any excess Additional Rent Progress Payments and the obligation of

     Landlord to recompute and refund any Tax Adjustment in the event of a refund of Taxes, all as provided for in this Section 2 shall survive the expiration or termination of this Lease.

          (g) No Decrease in Base Rent. In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in
     Section 1 of this Lease.

          (h) Additional Rent. Without limitation of the definition of Rent as set forth in this Lease, all amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional Rent becoming due under this Lease.

     3. Use of Premises. Tenant shall use and occupy the Premises for general office space and for other lawful purposes reasonably ancillary thereto (such as coffee and vending areas and employee lounge areas), subject to applicable laws and ordinances and governmental rules and regulations, and reasonable rules and regulations of Landlord (subject to Section 9 of this Lease).

     4. Prior Occupancy. If Tenant shall request and Landlord shall (in its sole discretion with no obligation to do so) authorize Tenant to take occupancy of all or any part of the Premises for the conduct of its business therein prior to the Commencement Date of the Term, all of the covenants and conditions of this Lease shall apply to and shall control such pre-Term occupancy, including payment of Base Rent and Additional Rent for such pre-Term occupancy for any period prior to the Commencement Date at the rate which would be applicable from and after the Commencement Date.

     5.   Services.  The Landlord shall furnish:

          (a) Air-cooling and heating when necessary to provide a temperature condition required (as reasonably determined by Landlord) for reasonable comfort under normal business operations (as determined by Landlord), daily from 8:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted ("Business Hours"). Whenever machines or equipment are used by Tenant in the Premises, including, without limitation, extra lighting and electrical fixtures, which generate heat in excess of the loads which are anticipated based upon Tenant's lighting and electrical requirements as set forth on the Plans and for which the Building was designed to accommodate, and which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install a supplementary air conditioning system in the Premises or elsewhere in the Building to temper such excess loads, and the cost of such system and the expense of installation thereof shall be paid by Tenant within thirty (30) after Landlord's demand. In addition, it is anticipated that Tenant's computer room will require special supplementary HVAC so as not to adversely affect the loads the Building was designed to accommodate, and that the installation and operation of all such equipment required with respect to Tenant's computer room will be at Tenant's sole cost and expense. The expense resulting from the operation and maintenance of any such supplementary air conditioning system shall be paid by the Tenant to the Landlord as Additional Rent at rates established by Landlord. In addition, Tenant shall pay for all air-cooling and heating requested and furnished other than during the aforesaid

     Business Hours at charges reasonably promulgated by Landlord from time to time for the Building. The rates and charges for supplementary or after hours heating, cooling and ventilation shall be based upon Landlord's out-of-pocket costs therefor plus such other factors as are customarily added thereto in accordance with sound management principles which are utilized in the Applicable Market Area, but without further mark-up thereon as provided in Section 5(k) of this Lease. For after hours use on a business day, Tenant shall give Landlord notice prior to 4:00 P.M. on such business day and for after hours use on a Saturday, Sunday or Holiday, Tenant shall notify Landlord prior to 4:00 P.M. on the prior business day. If more than one tenant within a particular HVAC zone requests such after hours services, the charges therefor shall be equitably allocated among such tenants so requesting such services. The Premises as initially leased pursuant to this Lease consist of one (1) HVAC zone. As used herein, "Holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord's agreements hereunder are subject to Presidential and governmental restrictions, regulations and guidelines on energy use.

          (b) Cold water in common with other tenants from City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord for water furnished for any other purpose as additional Rent on demand from time to time at Landlord's out-of-pocket cost therefor without additional mark-up pursuant to the provisions of Section 5(i) of this Lease, including the cost of heating water in the case of hot water. The Tenant shall use reasonable efforts not to waste or permit the waste of water.

          (c) Janitor service and customary cleaning in and about the Building and Premises, Saturdays, Sundays and Holidays excepted, in accordance with specifications as reasonably determined by Landlord and consistent with specifications for similar first class office buildings in the Applicable Market Area. If Tenant shall request and Landlord shall agree to supply any janitorial or cleaning services in addition to those provided as set forth above, such services shall be supplied at the sole cost and expense of Tenant, billed at Landlord's out-of-pocket cost therefor plus additional mark-up pursuant to the provisions of Section 5(i) of this Lease. The Tenant shall not provide any additional or supplementary janitor services or cleaning without the Landlord's written consent, which consent may be withheld in Landlord's sole discretion. Any contractors for such services supplied by Tenant shall be subject to the reasonable approval of Landlord (which shall not be unreasonably withheld), and shall comply with reasonable and customary requirements of Landlord relative to contractors working in the Building.

          (d) Passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted, and freight elevator service, in common with Landlord and other tenants, at such time or times as may be established by Landlord subject to reasonable scheduling. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph. At least one (1) elevator shall be available at all times for use by Tenant.

          (e) Electricity shall not be furnished by Landlord, but shall be furnished by an approved electric utility company serving the area. Landlord shall permit the Tenant to receive such service directly from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, and for the operation of the Building's air conditioning system at times other than as provided in paragraph 5(a) of this Lease when requested by Tenant, or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant or otherwise as provided in paragraph 5(a) of this Lease, shall be paid for by Tenant either by payment to Landlord as additional Rent or by direct billing from the electric or other applicable utility to Tenant. Tenant shall make no alterations or additions to the base building electric equipment serving or used within the Premises or to any equipment or appliances of Tenant serving or used within the Premises which might adversely affect the base building electric equipment, without the prior written consent of the Landlord in each instance, which consent Landlord may withhold in its sole discretion. Tenant shall purchase from Landlord or its agent lamps, bulbs, ballasts and starters used in the Premises during the Term of this Lease. Such purchases shall be at rates fixed by Landlord, which rates shall be competitive in the market. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed therein. Any costs attendant to additional electrical capacity will be at Tenant's sole cost and expense.

          (f) Window washing of all exterior windows in the Premises, both inside and out, at intervals to be determined by Landlord.

          (g) Subject to the other provisions of this Lease, including, without limitation, Sections 2, 14 and 15, Landlord shall keep and maintain the structure, foundation, roof and exterior of the Building, the base building heating, air conditioning, ventilating, plumbing, electrical, life safety and related systems, all supporting equipment and fixtures and base building stairways, elevators, parking areas, drives, sidewalks and other common areas in and about the Project in good order and repair, remove snow, ice and debris from sidewalks, drives, lanes and parking areas and maintain all landscaped areas on the Land at not less than the same general standards now or hereafter applicable to first-class office buildings in the Applicable Market Area, and such aforementioned areas in conformity with all applicable laws, regulations, rules and ordinances.

          (h) Tenant and its employees and visitors may use the unsupervised outdoor parking areas and structures from time to time designated by Landlord for parking of passenger vehicles in common with other tenants (and their employees and visitors) of the Building and other buildings entitled to utilize the same on a "first come, first served" basis, all subject to such reasonable rules and regulations as from time to time may be imposed by Landlord, including, without limitation, the right of Landlord to allocate or reserve specific spaces for specific tenants and or their employees and visitors. Landlord acknowledges that it is of importance to Tenant that it have adequate parking available for its employees and visitors; and Tenant acknowledges Landlord's concern that the nature of Tenant's business could adversely affect the amount of available parking for Landlord's other tenants and their employees and visitors. Accordingly, Landlord and Tenant agree as follows respecting parking:

               (i) This Lease is contingent upon Tenant being able to procure such consents as are necessary (the "Required Consents") from the Chicago Transit Authority ("CTA") to permit Tenant to use fifty (50) spaces in the lot operated by the CTA at the Cumberland CTA "El" stop by July 31, 1999. If Tenant shall be unable to obtain such Required Consents by July 31, 1999, it may cancel this Lease by notice in writing given to Landlord not later than August 6, 1999, time being of the essence. If Tenant shall give a timely notice of cancellation, this Lease shall terminate, Landlord shall return any Security Deposit theretofore paid and the parties shall have no further rights against each other under this Lease. If Tenant shall fail to give a timely notice of cancellation or shall not have the right to give such notice, this condition shall be deemed waived, and this Lease shall be in full force and effect in accordance with its terms.

               (ii) There shall be available for use by Tenant and its employees and visitors (in common with other tenants [and their employees and visitors] of the Building and other buildings entitled to utilize the same on a "first come, first served" basis) (the foregoing use being referred to as "Shared Use") not less than four (4) parking spaces for every one thousand (1,000) square feet of Premises ("Tenant's Parking Ratio"). If at any time during the Term of this Lease (A) there shall not be available for use by Tenant and its employees and visitors on a Shared Use basis parking in an amount equal to Tenant's Parking Ratio (a "Parking Deficiency"); (B) Tenant shall give Landlord written notice thereof in detail specifying, inter alia, the amount of the Parking Deficiency and the times and days when such Parking Deficiency exists (a "Parking Notice"); and (C) Landlord shall fail to cure such Parking Deficiency within thirty (30) days following the giving of a Parking Notice; then upon not less than ten (10) days' prior written notice to Landlord, Tenant may obtain parking rights for the number of parking spaces equal to the Parking Deficiency from property owners other than Landlord or parking lot operators in the area other than Landlord, and Landlord shall reimburse Tenant for its actual, market cost thereof from time to time upon receiving evidence of such cost, failing which reimbursement by Landlord Tenant may offset such cost against Base Rent coming due under this Lease. It is understood and agreed that Landlord shall at any time have the right to cure, in whole or in part any Parking Deficiency, and in such event,

          Tenant's rights with respect to off-site parking at Landlord's expense to cure a Parking Deficiency shall be reduced or eliminated accordingly.

               (iii) Tenant agrees as material obligations of Tenant under this Lease (A) to comply with such additional parking rules and regulations (including, without limitation, designations of location and procedures for identification of vehicles and other matters) specific to the use of the common parking areas by Tenant and its employees and invitees ("Special Parking Rules"); and (B) to limit use of such parking areas to a maximum of the number of spaces equal to Tenant's Parking Ratio.

          (i) Landlord shall make available to Tenant up to one hundred (100) pairs of telephone lines of the telephone service cables currently or to be installed through portions of the Building not included within the Premises. Tenant shall arrange at its sole cost and expense for an outside telephone service vendor to connect such number of pairs (up to 100) as it desires to utilize in order to install its telephone system, provided that the use by such telephone service vendor of any risers, equipment rooms and/or other areas of the Building shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed, but may be appropriately conditioned for the protection of the Building and its efficient operation including, without limitation, to ensure access to and use of the telephone service cables by Landlord and other tenants and occupants of the Building. Landlord shall also make available to Tenant the nonexclusive right to connect at Tenant's sole cost and expense to the fiber optic cable to be installed prior to the Commencement Date in the Building for voice, data and long distance services. Such connection shall be subject to Landlord's reasonable approval and may be reasonably conditioned in the same manner as with Tenant's telephone cable connection.

          (j) Landlord shall provide for staffing on a twenty-four (24) hour per day, seven (7) day per week basis of a security desk or station located in the first floor lobby of the Building.

          (k) Landlord shall provide such extra or additional services as it is reasonably possible for the Landlord to provide, and as the Tenant may from time to time request after approval in advance of the charge applicable to such additional service. Tenant shall, for such extra or additional services (other than for supplementary or after hours heating or cooling and additional or supplementary water service, which services shall be charged for as provided in subsections (a) and (b), respectively, of this
     Section 5), pay one hundred ten percent (110%) of Landlord's actual cost reasonably incurred in providing them, such amount to be considered additional Rent hereunder. All charges for such extra or additional services shall be due and payable ten (10) days after such services are billed to Tenant.

          (l) Tenant agrees that Landlord and its agents and employees shall not be liable in damages, by abatement of Rent or otherwise (except as and only to the extent expressly provided in the following sentence), for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing sentence if (i) a failure to provide the services described in this Section 5 occurs or is delayed, (ii) the same is not caused by fire or casualty or any act or omission of Tenant, its employees, agents or contractors, or invitees (iii), such failure or delay renders all or any portion of the Premises untenantable and (iv) Tenant cannot and does not occupy the Premises or such portion thereof for the conduct of Tenant's business therein for a period of three (3) consecutive business days, then Rent shall abate for the portion of the Premises rendered untenantable and which Tenant cannot and does not occupy for the conduct of Tenant's business therein for the period of untenantability, and such abatement shall cease when such portion of the Premises are again tenantable, whether Tenant shall reoccupy the same or not. Should any service be interrupted for any cause, Landlord shall promptly commence and diligently pursue the restoration of such service.

          The word "untenantable" as used in this Section 5 with reference to the Premises shall be deemed to include not only those areas of the Premises which are not physically fit for occupancy, but also those areas of the Premises which, although not physically affected by the failure or delay in the provision of services, are by reason of such failure or delay with respect to other areas of the Premises or the Building not reasonably suitable for the operation of Tenant's business; provided, however, that in no event shall the Premises or any part thereof be deemed to be untenantable hereunder so long as Tenant shall be occupying the same for the conduct of its business therein.

     6. Condition and Care of Premises. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein, or in the Workletter. Tenant shall not place or allow to be placed any furniture, office equipment or any other article of personal property in the Premises near the glass of any door, partition, wall or window which may be viewed from outside of the Premises and which is unsightly or not otherwise in keeping with the first class nature of the Building. This Lease does not grant any rights to light or air over or about the property of Landlord. Except for any damage resulting from any act of Landlord or its employees and agents, and repairs and services which are Landlord's responsibility under this Lease, and subject to the provisions of
Section 14 of this Lease, Tenant shall at its own expense keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents or invitees, including replacing or repairing all damaged or broken interior glass, fixtures and appurtenances resulting from any such damage prior to expiration of the applicable notice and cure period set forth in Section 16 herein; provided, however, that with respect to any emergency repairs required to avoid any further imminent and serious damage to property or any injury to persons, Tenant shall do so promptly. If Tenant does not make the repairs and replacements described in this Section 6 within the time period set forth in this Section 6, Landlord may following written notice to Tenant, but need not, make such repairs and replacements (and shall at Tenant's request [to the extent reasonably possible], at Tenant's sole additional cost, make the repairs and replacements after normal working hours), and in such event Tenant shall pay Landlord one hundred ten percent (110%) of the cost incurred by Landlord therefor within ten (10) days after receipt of an invoice from Landlord. All such repairs shall be made by Tenant subject to and in accordance with the provisions of Section 11 of this Lease as may be applicable.

     7. Return of Premises. At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver keys to all locks to and within the Premises to Landlord and make known to the Landlord the combination of all locks or vaults then remaining in the Premises, and shall return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear and tear, loss, or damage by fire or other casualty and damage resulting from the acts of Landlord or its employees or agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay one hundred ten percent (110%) of the cost of such work reasonably incurred to Landlord within ten (10) days after written demand from Landlord.

     All installations, additions, flooring, carpeting, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent (collectively, "Installations"), except moveable furniture (including furniture systems and partitions) and equipment and trade fixtures (which, without limitation, shall include Tenant's computer installations, which shall not in any event be deemed to be Installations) belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and remain upon the Premises, all without compensation, allowance or credit to Tenant.

     Tenant shall remove Tenant's moveable furniture (including furniture systems and furniture partitions in the nature of "cubicles"), machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises prior to the end of the Term or ten (10) days following termination of this Lease or Tenant's right of possession, whichever might be earlier, failing which Landlord may do so and thereupon the provisions
of Section 16(f) shall apply.   At Tenant's request, upon the Commencement Date,
Landlord and Tenant shall agree upon a list delineating Tenant's trade fixtures installed in the Premises as of the Commencement Date, which Tenant shall remove at the expiration of this Lease.

     Notwithstanding the foregoing, if prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant's right of possession, whichever might be earlier, Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such Installations placed in the Premises by or on behalf of Tenant as are designated in such notice, provided that (a) such designated Installations are of a unique or special nature or might otherwise be difficult or costly to remove (such as, without limitation, special or extensive wiring or electrical installations, HVAC installations, computer rooms, raised floors, staircases and elevators and shafts therefor and safes), and (b) prior to or at the time of the approval of the Plans therefor pursuant to the Workletter or Section 11, as the case may be, Landlord shall have advised Tenant in writing that it might require removal thereof. Tenant shall repair any damage to the Premises caused by such removal to a reasonable architectural whole, failing which Landlord may remove the same and repair the Premises, and in such event Tenant shall pay to Landlord one hundred ten percent (110%) of the expense thereof reasonably incurred by Landlord within ten (10) days following written demand from Landlord.

     All obligations of Tenant under this Section 7 shall survive the expiration of the Term or sooner termination of this Lease.

     8. Holding Over. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, an amount which is one hundred fifty percent (150%) of the amount of Rent for a day (computed on a year of 365 days) based on the annual rate of Base Rent and Additional Rent applicable under Sections 1 and 2 to the period in which such possession occurs, and Tenant shall pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention. In no event shall such holdover or any acceptance of Rent by Landlord after such termination constitute a renewal of the Term. Nothing in this Section contained, however, shall be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

     9. Rules and Regulations. Tenant agrees for itself, its employees and agents to comply, and to use reasonable efforts to cause its clients, customers, invitees and guests to comply with the rules and regulations set forth in Exhibit D attached to this Lease and made a part hereof, and such other rules and regulations as shall be adopted by Landlord pursuant to Section 10(m) of this Lease and disclosed to Tenant in writing prior to enforcement thereof.

     Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person. Landlord shall not enforce any rule or regulation applicable to the Building against Tenant in a discriminatory manner.

     10. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice (except as provided in this Section 10) and without liability to Tenant for damage or injury to business, or (except as otherwise specifically provided in this Lease) property or person, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent (except as specifically provided in this Lease) or affecting any of Tenant's obligations under this Lease:

          (a)  To change the name or street address of the Building upon sixty
     (60) days' prior written notice.

          (b) To install and maintain signs on the exterior and interior of the Building.

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

          (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises and all other Building signage as Landlord shall determine in its sole discretion.

          (d) To retain at all times, and to use in appropriate instances, pass keys to the Premises, except with respect to designated "secure areas," if any, of the Premises, as to which Landlord may retain pass keys for use in the case of an emergency posing imminent danger to life or property including, without limitation, the Building. With respect to access to a secure area in other than an emergency situation as described in the preceding sentence, Tenant shall designate a person or persons who will be reasonably available at reasonable hours to provide access to such secure areas, if any. Other than in the case of an emergency as described in this subsection (d) Landlord shall not utilize the pass key to any such secure areas without being accompanied by the designated person.

          (e) To grant to anyone the right to conduct any business in the Building which is consistent with a first-class office building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 3 of this Lease.

          (f) To exhibit the Premises at reasonable hours upon reasonable prior verbal advice to Tenant to prospective lenders and purchasers, and to prospective tenants during the last twelve (12) months of the Term, as the same may be extended; provided no such exhibition of the Premises shall unreasonably interfere with the normal course of Tenant's business being operated in the Premises.

          (g) Subject to Section 10(d) to enter the Premises at reasonable hours upon reasonable prior verbal advice to Tenant for reasonable purposes, including inspection and supplying janitorial service or other service to be provided to Tenant hereunder; provided prior verbal advice shall not be required for customary janitorial services, inspection and repairs; and further provided no such entry into the Premises shall unreasonably interfere with the normal course of Tenant's business being operated in the Premises.

          (h) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of paragraph 1 of Exhibit D, Rules and Regulations, attached to this Lease. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants and other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

          (i) To control and prevent access to mechanical and other areas of the Building which are not general public common areas.

          (j) Provided that reasonable access to the Land, Building and Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and the Land and to decorate and to make, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building, the Land or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building and the Land in conjunction with any adjoining or adjacent building or buildings or other structures, including, without limitation, any parking structures, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise, and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligations under this Lease. To the extent such work in the Premises shall unreasonably disrupt the conduct of Tenant's business in the Premises, at Tenant's request, to the extent reasonably possible, Landlord shall make such repairs, alterations, improvements and additions in the Premises after Tenant's ordinary business hours, and the cost of such overtime and additional expenses resulting therefrom shall be paid by Tenant. Landlord's actions pursuant to the provisions of this subsection ( j) are subject in all events to the provisions of Section 5(l) of this Lease.

          (k) To install gates, traffic regulating devices, security systems, and directional signage, make, prescribe and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit D attached to this Lease, relating to use of parking structures, parking spaces and parking areas, including, but not limited to, vehicle size, direction of traffic, loading and unloading of vehicles and the like.

          (l) To designate and select agents, employees and contractors to perform Landlord's obligations in the Building and on the Land, whether or not affiliated with Landlord.

          (m) From time to time to prescribe, make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit D attached to this Lease or other Sections of this Lease, for the protection and welfare of the Building and its tenants and occupants and their respective employees and invitees, as the Landlord may determine in the exercise of its reasonable discretion, which shall be enforceable upon receipt of prior written advice of same. The Tenant agrees to abide by all such rules and regulations. In any conflict between this Lease and the rules and regulations, this Lease shall control.

     11. Alterations. Tenant shall not make alterations in or additions or improvements to the Premises without advance notice thereof to Landlord and Landlord's advance written consent in each instance, which consent shall not be unreasonably withheld or delayed (but may be reasonably conditioned), so long as the proposed alteration, addition or improvement does not involve a modification of or otherwise affect the Building structure or any of the base building systems, including, without limitation, any of the mechanical (including, without limitation, heating, ventilating and air conditioning), electrical or plumbing systems or other systems in or portions of the Building for which Landlord is responsible pursuant to this Lease ("Base Building Work"). All work shall be at Tenant's expense and done by contractors employed by or on behalf of Tenant, and shall comply with all insurance, lien waiver and contractor's affidavit and other reasonable and customary requirements of Landlord, and with all ordinances and regulations of the City of Chicago or any department or agency thereof, the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof and any applicable federal laws and regulations. All plans and specifications for any alterations, additions or improvements shall be prepared by Tenant's architects or engineers at Tenant's expense, and submitted to Landlord for its approval, such approval not to be unreasonably withheld or delayed beyond thirty (30) days (but may be reasonably conditioned); provided, however, Landlord may disapprove or withhold consent or further condition consent as to plans and specifications for Base Building Work in its sole discretion. Tenant's contractors, architects or engineers shall be subject to Landlord's prior written approval, and all work shall be subject to such reasonable additional requirements and regulations as Landlord or its lender may from time to time impose in the exercise of its or their reasonable discretion. All additions and alterations shall be installed by Tenant in a good and workmanlike manner and only new, high grade materials shall be used.

     Tenant shall reimburse Landlord for any actual out-of-pocket costs incurred by Landlord in the review of Tenant's plans and specifications for any alterations, additions or improvements and supervision of the job, including, without limitation, the charges of any affiliate of Landlord which supervises, manages or administers construction work, at Landlord's customary rates therefor. In no event, however, shall Landlord, its Members or any affiliates thereof or any member, partner, shareholder, director, officer, agent or employee of any of the foregoing be responsible for any construction means, methods or safety precautions in respect to any such work, nor shall any of the foregoing persons and entities be responsible for the accuracy or completeness or the compliance with law of any plans submitted for review and approval.

     Prior to commencing any work in connection with improvements, alterations or additions, Tenant shall furnish Landlord with certificates of insurance evidencing such insurance coverage as reasonably and customarily required by Landlord from all contractors performing labor and furnishing materials insuring Landlord and its Members and their respective members, partners, shareholders, directors, officers, agents and employees (collectively, the "Landlord Indemnitees") against loss, cost, damage or liability arising from or incurred in connection with any such improvements, additions or alterations.

     Notwithstanding anything in this Section 11 to the contrary, to the extent permitted by law, and subject to the provisions of Section 19(a) of this Lease, Tenant hereby agrees to indemnify and hold harmless the Landlord Indemnitees from and against all loss, costs, including, without limitation, reasonable attorneys' fees and damages which any of such Landlord Indemnitees may incur by reason of or arising out of the performance of any improvements, alterations or additions in and to the Premises as contemplated by this Section 11, except to the extent caused by the negligence or intentional misconduct of any of the Landlord Indemnitees.

     12. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord in each instance, which it may in its sole discretion give or withhold, except as provided hereinafter, (a) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (b) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (c) sublet the Premises or any part thereof, or (d) permit the use or occupancy of the Premises or any part thereof for any purpose not consistent with Section 3 of this Lease or by anyone other than the Tenant and Tenant Affiliates and their employees.

     Specifically, without limiting the generality of the foregoing, without the prior written approval of Landlord, which may be given or refused in Landlord's absolute discretion, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     No assignment, subletting, use or occupancy, or transfer with or without Landlord's consent shall operate to relieve the Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in Landlord's consent or otherwise in writing signed by Landlord (which release of Tenant from any covenant or obligation Landlord shall have no obligation to give), or be deemed to be a consent to or relieve Tenant, or any such assignee, sublessee, or transferee from obtaining Landlord's consent, if required, to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.

     Tenant shall, by notice in writing, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term and, in such event, Landlord shall within thirty (30 days after receipt of Tenant's notice, together with all other required information as described hereinafter, either (a) recapture the space described in Tenant's notice in the manner provided hereinafter, or (b) approve or disapprove such sublease or assignment. If Landlord shall not recapture the space in Tenant's notice, then, except as provided in the second paragraph of this Section 12, Landlord shall not unreasonably withhold or delay its consent to a sublease of all or part of the Premises or an assignment of this Lease. Landlord shall not be deemed to have unreasonably withheld its consent if (a) Tenant is then in default hereunder; (b) any notice of termination of this Lease or termination of Tenant's possession shall have been given under Section 16 hereof; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress and egress thereto and the proposed use thereof, and or the remaining portion of the Premises will violate any City, State or federal law, ordinance or regulation; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use set forth in Section 3 hereof; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building as a first-class office building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; or (f) the proposed subtenant or assignee is an occupant of the Building or is then negotiating with Landlord for the lease of space in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent, and shall not be deemed exclusive of any other reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples.

     Tenant's notice shall state or otherwise include with such notice the name and address of the proposed subtenant or assignee, financial and other information respecting such proposed subtenant or assignee, the proposed financial and other material terms of the transaction (and include a true and complete copy of any letter of intent or other document then existing, if any, respecting the proposed transaction) and such other information and documentation respecting the proposed subtenant or assignee, as the case may be, and/or the transaction as Landlord may reasonably request in order to exercise its right to consent or refuse consent to such proposed sublease or assignment, as the case may be.

     If Landlord shall timely elect to recapture the space set forth in Tenant's notice, such recapture notice shall terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. If Tenant's notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this Lease shall expire and end on the date stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If Tenant's notice shall cover less than the entire Premises, the space proposed to be sublet and the retained space must be a leasable unit in compliance with all applicable codes and ordinances. If this Lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent and the Tenant's Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect.

     Notwithstanding the foregoing, in the case of a sublease of part, but less than all, of the Premises, Landlord shall only have the right to terminate this lease if (a) the space which Tenant proposes to sublease, when taken together with all other portions of the Premises then subleased by Tenant for a term or terms which will be in any part concurrent with the term of the proposed sublease, will exceed one-third (1/3) of the then Rentable Area of the Premises,
(b) the term, including all extensions and renewals, of the proposed sublease will be more than eighteen (18) months or (c) the term, including all extensions and renewals, of the proposed sublease will expire after the date which is six (6) months prior to the date on which the Term of this Lease, including all exercised extensions or renewals thereof, will expire.

    Notwithstanding anything to the contrary in this Section 12, so long as any assignee or successor Tenant by reason of merger or asset purchase or other transaction contemplated by this grammatical paragraph which shall have the primary responsibility for complying with the obligations of Tenant under this Lease shall have a financial condition (based upon net worth, earnings and credit rating) equal to or greater than the financial condition of the named Tenant hereunder as of the date of this Lease (as disclosed by financial information provided to Landlord [the "Financial Information"], which Tenant hereby represents and warrants is true, complete and correct, and accurately represents the financial condition of Tenant as of the date of this Lease), as determined by Landlord in its sole discretion, upon notice to Landlord, but without the requirement of Landlord's consent, and without the right of any recapture by Landlord, Tenant may assign this Lease or sublet or allow use of the Premises, or any portion thereof by a Tenant Affiliate. Further, in the event that such Tenant Affiliate shall have a financial condition (based upon net worth, earnings and credit rating) equal to or greater than the financial condition of the named Tenant hereunder as of the date of such assignment (as disclosed by then current Financial Information which Tenant shall represent as true, complete and correct, and accurately representing the financial condition of Tenant as of such date), as determined by Landlord in its sole discretion, then Landlord shall not unreasonably withhold its consent to releasing such named Tenant from this Lease. A "Tenant Affiliate" shall mean: (a) any person, corporation, partnership, trust or other entity which controls or is controlled by or is under common control with Tenant; (b) any corporation resulting from a merger or consolidation with Tenant; (c) any person, corporation, partnership, trust or other entity succeeding to the business or assets of Tenant or (d) any person, corporation, partnership, trust or other entity which acquires all or substantially all of the assets or business of Tenant, provided, however, that any assignee assumes in full the obligations of Tenant under this Lease. As used in the definition of "Tenant Affiliate" the term "control" or "controlling" shall mean (i) the possession, directly or indirectly, of the power to vote fifty-one percent (51%) or more of the stock, voting trust certificates or other securities having voting power for the election of directors of a corporate entity, (ii) the status of a general partner of a general or limited partnership (provided that, in addition to the ownership of all of the general partnership interests, a total of fifty-one percent (51%) of the partnership interests are owned) or (iii) the possession of the power to otherwise direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, voting trust certificates or other securities or of partnership interests or by contract or otherwise.

     If Tenant, or anyone succeeding to the interest of Tenant shall assign this Lease or sublet the Premises to any person or entity other than a Tenant Affiliate, or any part thereof at a rental or for other monetary consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, fifty percent (50%) of said excess rent or other consideration shall be paid to Landlord promptly when received under any such assignment or subletting as additional Rent hereunder; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease at a loss or sublet the Premises or any part thereof at a rental less than that provided for herein. In determining the amount of rent or other consideration in excess of the Rent payable by Tenant under this Lease pursuant to this paragraph, there shall first be deducted from the rent or other consideration payable to Tenant the aggregate of the actual, reasonable out-of-pocket costs of assigning this Lease or subletting the Premises (or part thereof), as the case may be, including, without limitation, customary brokerage commissions, marketing costs, reasonable legal fees paid to third parties other than any attorney who is an employee of either Tenant or any Tenant Affiliate, costs of tenant improvements and other costs to prepare the space or contributions thereto, lease takeover payments, allowances, concessions and other out-of-pocket expenses actually and reasonably incurred.

     Notwithstanding anything to the contrary contained in this Section 12, the transfer of any interest in Tenant which is effected through the sale of the shares of Tenant (or, following an assignment or sublet to any Tenant Affiliate, the shares of such Tenant Affiliate or any other Tenant Affiliate) through the "over the counter market" or through any recognized stock exchange, shall not be deemed to be an assignment or transfer of this Lease.

     13.  Waiver of Certain Claims; Indemnity by Tenant.

     (a) Except for the negligent or wilful acts of Landlord or its employees or agents, and to the extent not otherwise prohibited by law, and subject to the provisions of subsection (b) of this Section 13, Tenant releases Landlord Indemnitees from and waives all claims for damages to person or property sustained by the Tenant or by any occupant of the Premises, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building, the Land, or any adjoining land, or any part thereof, or from any equipment or appurtenance therein or thereon, or from any accident in or about the Building or the Land, or any adjoining land, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person. This Section 13(a) shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of the Tenant, its employees, agents or invitees, then subject to Section 19(a) and the provisions of the following sentence, Tenant shall be liable therefor, and Landlord may at its option (but shall have no obligation to), repair such damage at Tenant's sole cost and expense. Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages to the extent such cost is in excess of amounts, if any, recovered under any property insurance policy. All personal property belonging to the Tenant or any occupant or invitee of the Premises that is in the Building, on the Land or any adjoining land, or in the Premises shall be there at the risk of the Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof, unless arising from the negligence or intentional misconduct of any Landlord Indemnitees (subject, however, to the provisions of Section 19(a) of this Lease).

     (b) Except for the negligent or wilful acts of Landlord or its employees or agents, and to the extent not otherwise prohibited by law, and subject to the provisions of Section 19(a) and the following sentence, Tenant agrees to hold the Landlord Indemnitees harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease. Notwithstanding the foregoing sentence, (i) Tenant shall only be liable for the cost of any damage to or theft or misappropriation or loss of property to the extent such cost is in excess of amounts, if any, recovered under any property insurance policy, and
(ii) Tenant shall not be required to indemnify any Landlord Indemnitee to the extent of any loss caused by such Landlord Indemnitee's negligence or wilful misconduct.

     (c) Except for the negligent or wilful acts of Tenant or its employees or agents, and to the extent not otherwise prohibited by law, and subject to the provisions of Section 19(a) and the following sentence, Landlord agrees to hold Tenant and its shareholders, directors, officers, agents, servants and employees (collectively the "Tenant Indemnitees"), harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all personas and damage to or theft or misappropriation or loss of property occurring in the Building (other than in the Premises) or on the Land to the extent arising from any of the Landlord Indemnitees' negligence or wilful acts, from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to the terms of this Lease or from any liability on account of the existence of any Hazardous Materials (as defined in item 6 of Exhibit D to this Lease) existing in the Building as of the date of this Lease or hereafter caused by any act of Landlord. Notwithstanding the foregoing sentence, (i) Landlord shall only be liable for the cost of any damage to or theft or misappropriation or loss of property to the extent such cost is in excess of amounts, if any, which would be recovered (net of all customary and reasonable deductibles) under an "all risk" property insurance policy for the full replacement cost of all property which Tenant is required under this Lease to insure (whether or not any policy is, in fact, carried), and (ii) Landlord shall not be required to indemnify any Tenant Indemnitee to the extent of any loss caused by such Tenant Indemnitee's negligence or wilful misconduct.

     14. Damage or Destruction by Casualty. If the Premises or any part of the Building shall be damaged by fire or other casualty, and if such damage does not render all or a substantial portion (hereinafter defined) of the Premises or the Building untenantable or inaccessible, then Landlord shall proceed to repair and restore, with reasonable promptness, the same to its prior existing condition, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable or inaccessible, Landlord shall, with reasonable promptness after the occurrence of such damage, but within sixty (60) days thereof, and in good faith estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant only if a material portion of the Premises would remain untenantable or inaccessible for such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within thirty (30) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. If, however, said repairs and restoration are not completed (a) in the case of the Term of this Lease not having been extended beyond the expiration of the Fourth (4th) Lease Year, within the period which is the lesser of the time period estimated by Landlord, plus such additional time, if any, that Landlord was delayed in completing the repair or restoration for reasons beyond Landlord's control or Two Hundred Seventy (270) days from the date of such damage (the "Short Lease Maximum Repair Period"), and (b) in the case where the Term of this Lease has been extended beyond the expiration of the Fourth (4th) Lease Year, within the time period estimated by Landlord, plus ninety (90) days, plus such additional time (not to exceed an additional ninety (90) days), if any, that Landlord was delayed in completing the repair or restoration for reasons beyond Landlord's control (said time period as estimated by Landlord plus such extensions thereof [not in the aggregate exceeding 180 days] is herein called the "Maximum Repair Period"), Tenant may terminate this Lease by written notice to the Landlord not later than ten (10) days after the end of the Short Lease Maximum Repair Period or Maximum Repair Period, as applicable, time being of the essence. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 14: (a) to repair or restore any of Tenant's office furniture, trade fixtures, office equipment, merchandise or any other items of Tenant's property in the Premises or the Building, (b) to repair or restore any portion of the alterations, additions or improvements made by or on behalf of Tenant in the Premises (except for the leasehold improvements made pursuant to the Workletter and any additional workletters or other agreements pursuant to which improvements are made in the Premises and which Landlord has agreed to insure pursuant to Section 19(d) of this Lease), unless Tenant shall have prior to such loss or damage requested Landlord in a written notice to increase the insurance coverage under Section 19(d) of this Lease to cover such alterations, additions or improvements and shall have paid any additional premium on account thereof in the same manner as provided in Section 19(d), (c) to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, provided, that Tenant shall have the option to terminate this Lease if either (i) Landlord elects pursuant to this clause (c) not to undertake repair or restoration, or (ii) Landlord shall at any time thereafter advise Tenant that there will be insufficient insurance proceeds paid to Landlord and available for repair or restoration, by giving notice to Landlord within thirty (30) after receipt from Landlord of notice of such election, and if such option is so exercised, this Lease shall terminate as of the date of such notice, and (d) if such damage renders all or substantially all of the Premises or the Building untenantable or inaccessible during the last three hundred sixty-five (365) days of the Term (or last Two Hundred

Seventy (270) days of the Term, in the event the Term of this Lease has not been extended beyond the expiration of the Fourth (4th) Lease Year, then either Landlord or Tenant (but as to Tenant, only if a material portion of the Premises is rendered untenantable or inaccessible) shall have the option to terminate this Lease as of the date of damage by written notice to the other party within thirty (30) days after receipt of notice of the estimated number of days to repair and restore the damage to the Building and/or the Premises, as the case may be.

     If this Lease shall not be terminated pursuant to the foregoing provisions of this Section 14 by reason of any such casualty, then Rent shall abate as to the entire Premises if a substantial portion has been damaged, and Tenant cannot and does not occupy the Premises on account thereof, and as to the damaged portion (plus any portion of the Premises rendered untenantable even though not physically damaged by such casualty) of the Premises if less than a substantial portion has been damaged, and Tenant cannot and does not occupy such portion of the Premises on account thereof, during the period beginning with the date of such damage and ending with the date when Landlord tenders the Premises or the entire portion thereof which was untenantable to Tenant as being ready for occupancy, or ready for Tenant to complete any work for which Tenant is responsible, as the case may be. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises which are untenantable bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 14, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

     As used in this Section 14, the phrase "substantial portion" shall mean an area equal to fifty percent (50%) or more of the Rentable Area of the Premises or the Building, as the case may be, as to which the determination of substantial portion is being made. The word "untenantable" as used in this
Section 14 with reference to the Premises shall be deemed to include not only those areas of the Premises which are not physically fit for occupancy, but also those areas of the Premises which although not physically damaged are by reason of the damage to other areas of the Premises or Building not reasonably suitable for the operation of Tenant's business, so that if by reason of substantial or material physical damage to the Premises Tenant cannot reasonably operate its business therein and on account thereof actually shall vacate the Premises in their entirety, then the Premises shall be deemed untenantable. Notwithstanding anything in this Section 14 or elsewhere in this Lease to the contrary, in no event shall the Premises or any part thereof be deemed to be untenantable so long as Tenant shall be occupying the same for the conduct of its business therein.

     15. Eminent Domain. If all or a substantial part of the Building, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant. If the portion of the Building or Premises which is taken or condemned shall result in Tenant's loss of reasonable access to the Premises or shall render the balance of the Premises unsuitable for the conduct of Tenant's business, Tenant may, at its option, cancel this Lease upon thirty (30) days' prior written notice to Landlord, effective as of the date of such taking by the condemning authority. If any condemnation proceeding shall take or damage any part of the Building or the Land, the taking of which would, in Landlord's opinion, prevent the economical operation of the

Building, or if the grade of any street, or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon not less than thirty (30) days' notice prior to the date of termination designated in the notice. If Landlord or Tenant do not elect to terminate this Lease following a partial taking, Landlord shall restore the remaining portion of the Building or the Premises, as the case may be, to a reasonable architectural whole, and Rent on such portion of the Premises affected by the restoration (together with any other portion made untenantable as a result of such restoration) shall abate until the completion of such restoration. The word "untenantable" as used in this Section 15 with reference to the Premises shall be deemed to include not only those areas of the Premises which are not physically fit for occupancy, but also those areas of the Premises which although not physically affected by Landlord's restoration, are by reason of the condemnation of other areas of the Premises or the Building not reasonably suitable for the operation of Tenant's business; provided, however, that in no event shall the Premises or any part thereof be deemed to be untenantable hereunder so long as Tenant shall be occupying the same for the conduct of its business therein. In any of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award, whether for a partial or total taking, or in any judgment for damages caused by the change of grade. Notwithstanding anything to the contrary contained in this Section 15, Tenant shall have the right if and to the extent allowed by law or in equity, except as limited hereinafter, to pursue a separate action against the condemning authority for any award which may be available under law separately to Tenant for Tenant's moving and relocation expenses, unamortized improvements (including furnishings) made and paid for solely by Tenant, and other expenses or cost of Tenant reasonably related to such taking or condemnation; provided, however, it is specifically acknowledged and agreed that no such separate action by Tenant or separate award shall diminish, directly or indirectly or in any other respect, the award or recovery to which Landlord would otherwise be entitled in the absence of any such separate action by Tenant, and if such separate action will have such effect (of limiting or reducing Landlord's award in any respect), then Tenant shall not have the right to prosecute the same. If the use or occupancy of the whole or any substantial portion of the Building or the Premises is temporarily taken for a public or quasi public use and such temporary taking shall continue for a period in excess of (a) one hundred eighty (180) consecutive calendar days if the Term of this Lease shall not have been extended beyond the expiration of the Fourth (4th) Lease Year, or (b) three hundred sixty-five (365) consecutive calendar days if the Term of this Lease shall have been extended beyond the expiration of the Fourth (4th) Lease Year, then, Tenant shall have the option of terminating this Lease upon not less than thirty (30) days' prior written notice to Landlord, unless Landlord shall make the Premises available within such thirty (30) day notice period. During any such temporary taking, Rent hereunder shall be equitably reduced consistent with the other provisions of this Section 15 applicable to permanent takings.

     16.  Default; Landlord's Rights and Remedies.

          (a) The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

               (i) Failure by Tenant to pay Rent, or any installment thereof, within ten (10) calendar days after written notice of such failure to pay the same on the due date; provided, however, that once Landlord has given Tenant two (2) such notices during any twelve (12) month period, Landlord shall not be required to give further written notice, and thereafter the failure or refusal by Tenant to timely make any payment of Rent when due within the following twelve (12) months shall be a Default without further notice;

               (ii) Failure by Tenant to pay, within ten (10) calendar days after written notice thereof from Landlord to Tenant, any other moneys due and payable from Tenant under this Lease, including amounts payable under the Workletter attached hereto;

               (iii) Failure by Tenant to cure promptly under the circumstances after telephonic notice (followed by written notice) from Landlord, any emergency condition posing imminent danger to property or injury to persons, which emergency condition Tenant has created in violation of law or of this Lease or which Tenant is otherwise obligated to repair or remedy as provided in this Lease;

               (iv) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease (other than item (v) below), if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that with respect to matters which cannot reasonably be cured within thirty (30) days Tenant shall not be in Default for an additional reasonable period (but in no event more than an additional ninety (90) days or one hundred twenty (120) days in the aggregate) to cure the same so long as within such thirty (30) day period Tenant commences such cure and diligently proceeds to complete the same at all times thereafter;

               (v) Failure by Tenant to observe any Special Parking Rules or perform any of the other covenants and agreements respecting parking pursuant to Section 5 (h) of this Lease, which shall continue for ten
          (10) days after written notice of such failure; provided, however, that once Landlord has given Tenant two (2) such notices during any twelve (12) month period, Landlord shall not be required to give further written notice, and thereafter the failure or refusal by Tenant to comply with any such Special Parking Rules, covenants and agreements within the following twelve (12) months shall be a Default without further notice;

               (vi) The levy upon, under execution or the attachment by legal process, of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which levy, attachment or lien shall not be released or discharged within sixty
          (60) days from the date of such filing;

               (vii) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of this property;

               (viii) A trustee or receiver is appointed for the Tenant or for the major part of its property and is not discharged within ninety
          (90) days after such appointment; or

               (ix) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against the Tenant, and, if instituted against the Tenant, are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

               (x) Any violation by Tenant or others for whom Tenant is responsible under Section 9 of this Lease of any of the rules and regulations contained in Exhibit D attached to this Lease or other Section of this Lease, or as may hereafter be reasonably adopted by Landlord pursuant to Section 10(m) of this Lease, which violation is not cured within the cure periods as set forth in item (iv) of this
          Section 16(a), except as to any emergency condition posing imminent danger to property or injury to persons as described in item (iii) of this Section 16(a), which shall be cured within the cure periods set forth in said item (iii), and except as provided in item (v) as to violations of Special Parking Rules or covenants and agreements under
          Section 5 (h) of this Lease, which shall be cured as provided in item
          (v).

          (b) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law:

               (i) Landlord may terminate this Lease by giving to Tenant notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

               (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

               (iii) Landlord may enforce the provisions of this Lease (including, without limitation, any rules and regulations contained in Exhibit D or adopted pursuant to Section 10(m) or other Section of this Lease) and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due (subject to the provision of subsection (e) below) from the Tenant under any of the provisions of this Lease, including, without limitation, any damages, loss, costs and expense resulting from any violation by Tenant or any of its employees, agents or contractors of any of said rules and regulations.

          (c) If Landlord exercises either of the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 16(b), Tenant shall surrender possession and vacate the Premises on the date stated in the notice from Landlord to Tenant, and Tenant shall deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, and Landlord may remove all occupants and property therefrom, using such force as may be allowed by law, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

          (d) If Landlord terminates the right of the Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for, all Rent, including, without limitation, all Base Rent, Additional Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of termination of possession stated in such notice to the stated end of the Term, as well as for any Rent accrued and unpaid for any period prior to the date of termination of possession. In any such case, the Landlord may elect to relet the Premises or any part thereof for the account of the Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant relative to such reletting. Also in any such case the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary and in connection therewith change the locks to the Premises, and the Tenant shall upon demand pay the reasonable cost thereof together with the Landlord's reasonable out-of-pocket expenses of reletting (collectively, the "Reletting Costs"). All Reletting Costs shall be prorated for the applicable term thereof so that Tenant shall only be responsible for that portion of the total Reletting Costs applicable to the period prior to the Expiration Date of the Term. Landlord may collect the Rents from any such reletting and apply the same first to the payment of the Reletting Costs and second to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such off setting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

          (e) In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 16(b) Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of rentals accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all actual costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the aggregate amount which at the time of such termination represents the excess, if any, of (i) the present value of the aggregate Rent at the annual rates for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 1 and 2 (in the case of Additional Rent as reasonably projected for the remainder of the
     Term) of this Lease, over (ii) the then present value of the then aggregate fair rental value of the Premises for the balance of the Term taking into account operating expenses and taxes (as reasonably projected for the remainder of the Term) and after deducting therefrom (A) the anticipated cost of tenant improvements and of redecorating, repairs, alterations and additions of and to the existing tenant improvements deemed by Landlord to be necessary or desirable in order to relet the Premises at its fair rental value, and (B) other reasonable expenses of reletting in amounts theretofore incurred, if any, and reasonably anticipated to be incurred thereafter, such present value to be computed in each case on the basis of a per annum discount at the then current yield on U.S. Government Treasury Bills or other direct obligations of the U.S. Government having a maturity date closest to the last day of the Term, from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (y) any (without duplication of any other damages under this Section 16) direct damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than the payment of Rent.

          (f) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all reasonable expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

          (g) Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including court costs and attorney's fees, incurred in successfully enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation or transactions with third parties in which Tenant causes the Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay all of Tenant's costs, charges and expenses, including court costs and reasonable attorney's fees, incurred in successfully enforcing Landlord's obligations under this Lease or incurred by Tenant in any litigation, negotiation or transactions (except in respect to estoppel certificates under Section 21 and subordination documents under Section 17, as required by this Lease) in which Landlord causes the Tenant, without Tenant's fault, to become involved or concerned, including, but not limited to, litigation with respect to the Declaration which is without Tenant's fault.

     17. Subordination. Landlord has heretofore and may hereafter from time to time execute and deliver a first mortgage or first trust deed in the nature of a mortgage, both referred to herein as "First Mortgage," against the Land and Building, or any interest therein, and may sell and lease back the Land. In addition, Landlord has and may hereafter from time to time execute and deliver one or more mortgages or deeds of trust junior to the First Mortgage or may subordinate the lien of a First Mortgage to another mortgage or deed of trust, collectively referred to herein as "Second Mortgage." The First Mortgage and Second Mortgage are herein collectively called "Mortgage." If requested by the mortgagee or trustee under any Mortgage, or the lessor of any ground or underlying lease ("ground lessor"), Tenant will either (a) subordinate its interest in this Lease to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or to said ground or underlying lease, or to both, or (b) make Tenant's interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such mortgagee or trustee under any Mortgage.

     Notwithstanding any of the foregoing, Tenant shall not be obligated to subordinate its interest in this Lease pursuant to any of the foregoing provisions unless the mortgagee or ground lessor requesting such subordination executes a non-disturbance agreement providing that if there is a foreclosure of such Mortgage or ground lease and no Default then exists (a) such mortgagee or ground lessor will not make Tenant a party defendant to such foreclosure or termination nor in any other way foreclose Tenant from its rights, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, subject, however, to the terms of this Lease, and (b) this Lease shall continue as a direct lease between mortgagee or ground lessor and Tenant (any such agreement, or any agreement of similar import, from the mortgagee or ground lessor being hereinafter called a "Non-Disturbance Agreement"), provided that such Non-Disturbance Agreement may contain such other terms and conditions as are contained in the customary form of Non-Disturbance Agreement of any such mortgagee or ground lessor, as the case may be (provided that such other terms and conditions in such customary form will not adversely change the rights and obligations of Tenant under this Lease), and Tenant may be required to execute such Non-Disturbance Agreement prior to its execution by the mortgagee or ground lessor, as the case may be. Following Tenant's execution and delivery of this Lease, and as a condition thereof, Landlord shall obtain a Non-Disturbance Agreement (which shall include an approval of this Lease) from the mortgagee of the existing Mortgages on the Real Estate. If Landlord shall be unable to obtain a Non-Disturbance Agreement from said mortgagee by July 31, 1999, then Tenant may cancel this Lease by notice in writing delivered to Landlord not later than August 6, 1999 (but not in any event after delivery of the Non-Disturbance Agreement), time being of the essence. If Tenant shall give a timely notice of cancellation, this Lease shall terminate, Landlord shall return any Security Deposit theretofore paid and the parties shall have no further rights against each other under this Lease. If Tenant shall fail to give a timely notice of cancellation or shall not have a right to give such notice, this condition shall be deemed waived, and this Lease shall remain in full force and effect in accordance with its terms. Landlord represents that South Charles Investment Corporation, a Georgia corporation, is the holder of the First Mortgage and the Second Mortgage; and that there are neither any other holders of any Mortgage nor any existing ground lessors.

     It is further agreed that (a) if any Mortgage shall be foreclosed, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership except for obligations or liabilities incurred during such ownership, provided that any transferee of such trustee, mortgagee, purchaser or owner shall have assumed in writing all of the obligations of Landlord hereunder; and (ii) upon request of the mortgagee or trustee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated, Tenant will attorn as Tenant under this Lease to the ground lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment (provided that any such instruments shall not increase the cost or expense to Tenant under this Lease or in any other way materially and adversely change the rights and obligations of Tenant hereunder); and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term or modify any of the economic terms provided hereunder, or so as to adversely affect in any other respect the rights of the Landlord, nor shall this Lease be canceled or surrendered, other than as expressly permitted in this Lease, without the prior written consent, in each instance, of the mortgagee or trustee under any Mortgage and of any ground lessor.

     Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not increase the cost or expense to Tenant under this Lease or in any other way adversely change the rights and obligations of Tenant hereunder, then, in such event, Tenant agrees that this Lease may be so modified and agrees to promptly execute whatever documents are required therefor and deliver same to Landlord within ten (10) business days following the request therefor.

     If Tenant fails, within ten (10) business days after written demand therefor, to execute and deliver any instruments, which comply with the provisions of this Section, as may be necessary or proper to effectuate any of the covenants of Tenant set forth in this Section 17, and such failure shall continue for five (5) calendar days following written notice to Tenant of such failure, such failure shall be deemed a Default under this Lease.

     18. Mortgagee Protection. Tenant agrees to give any holder of any Mortgage (as defined in Section 17 of this Lease), by registered or certified mail concurrently with the giving of notice to Landlord, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the name and address of such Mortgage holder, and Tenant will accept any cure of such default by such holder of any Mortgage. Tenant further agrees that if Landlord shall have failed to cure or correct such default within thirty (30) days after such notice to both Landlord and all of such holder(s) of any Mortgage(s) (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such period permitted Landlord and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Tenant may give notice of such failure to such holders of any Mortgage(s) and such holders of any Mortgage(s) shall have thirty (30) days after such notice (or if such default cannot be cured or corrected within that time, then such time as may be necessary if such holders of any Mortgage(s) have commenced within such period and are diligently pursuing the remedies or steps necessary to cure or correct such default, including, without limitation, obtaining possession of the Land and Building). Until the time allowed, as aforesaid, for Landlord and the holder(s) of any Mortgage(s) to cure such default has expired without cure, Tenant shall have no right to, and shall not, exercise any right it may have to terminate this Lease on account of Landlord's default.

     19.  Subrogation and Insurance.

          (a) Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property that is either insured under valid and collectible insurance policies or for which insurance is required to be maintained under this Lease by the releasing party. For purposes of the waiver described in this subsection
     (a), any applicable deductible amounts under Landlord's or Tenant's policies shall be treated as though covered under valid and collectible insurance policies.

          Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claim shall not be operative, nor shall the foregoing endorsement be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof in excess of commercially reasonable amounts (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

     As soon as a party becomes aware that a waiver of subrogation will not be available, would invalidate its insurance coverage or would increase the costs thereof in excess of commercially reasonable amounts, it shall promptly notify the other party as to the applicable situation.

          (b) Tenant shall carry insurance during the entire Term of this Lease insuring Tenant and Landlord and others as set forth below with terms, coverages and in companies reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request , but initially Tenant shall maintain the following coverages in the following amounts:

               (i) Comprehensive general public liability insurance (including a contractual liability insurance endorsement) in an amount not less than $5,000,000 combined single limit per occurrence, covering Tenant as named insured and Landlord, its Members, and the managing and leasing agents for the Building, and the respective members, partners, shareholders, directors, officers, agents and employees of each of the foregoing, any mortgagees under any Mortgage(s) and such other persons as Landlord may designate as additional insureds.

               (ii) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full replacement cost of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property in the Premises or in the Building.

          Tenant shall, prior to the commencement of and from time to time during the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed, canceled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (ten (10) days for cancellation due to non-payment of premiums).

          Landlord agrees that Tenant may provide any insurance required by items (i) and (ii) above by so-called blanket policies and/or smaller underlying limits with so-called umbrella or excess liability policies together aggregating the required levels of insurance coverage.

          (c) Tenant shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

          (d) Landlord shall maintain (i) commercial general liability insurance (including a contractual liability insurance endorsement) in an amount not less than amounts generally carried by prudent owners of similar first class office buildings in the Applicable Market Area from time to time, and (ii) all-risk property insurance coverage on (A) the shell and core of the Building, and (B) Tenant Work made pursuant to the Workletter and any other leasehold improvements with respect to which Tenant has requested Landlord to increase the insurance coverage pursuant to this Section 19(d) in an amount necessary to avoid any coinsurance provisions and in an amount and with terms as would customarily be carried by prudent owners of similar first class office buildings in the Applicable Market Area from time to time or as otherwise required by any holder of a Mortgage. The cost of all such insurance shall be an Expense of the Building, except for the casualty coverage as provided in (ii)(B) above as to which Tenant agrees to pay the portion of the insurance premium applicable to Tenant's leasehold improvements as aforesaid within ten (10) days after Landlord's submission of an invoice for same.

          Tenant agrees that Landlord may provide any insurance required under this subsection (d) by so-called blanket policies and/or smaller underlying limits with so-called umbrella or excess liability policies together aggregating the required levels of insurance coverage.

     20. Nonwaiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. It is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

     21. Estoppel Certificate. Tenant agrees that from time to time upon not less than ten (10) business days' prior written request by Landlord or the holder of any Mortgage or any ground lessor, Tenant (or, if Landlord shall request, any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord and/or to the holder of any Mortgage or ground lessor, as the case may be, a statement in writing signed by the certifying party certifying to the extent the following is true (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent, the dates to which the Rent and other charges have been paid and the dates upon which the Term commenced and shall end; (c) that, to the Tenant's knowledge the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms of this Lease and Tenant is in occupancy thereof and paying Rent on a current basis with no rental offsets or claims (or the nature of such offsets or claims in detail);
(e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the certifying party under the bankruptcy laws of the United States or any State thereof, and (g) such other factual matters concerning the Lease as may be reasonably required by the Landlord and/or holder of any Mortgage or ground lessor, as the case may be. If Tenant fails, within said ten
(10) business day period, to complete, execute and deliver any instruments as may be required or necessary to effectuate the covenants of Tenant set forth in this Section 21, and such failure shall continue for five (5) calendar days following written notice to Tenant of such failure, such failure shall be deemed to be a Default under the provisions of
Section 16 of this Lease.

     Landlord agrees that from time to time upon not less than fifteen (15) business days' prior written request by Tenant, Landlord will deliver to Tenant a statement in writing signed by Landlord certifying to the extent the following is true (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect, and identifying the modifications); (b) the date upon which Tenant began paying Rent, the dates to which the Rent and other charges have been paid and the dates upon which the Term commenced and shall end; and (c) that, to the Landlord's knowledge the Tenant is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

     22. Tenant-Corporation. Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms of this Lease, and (b) agrees that Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, either a certified resolution of the Board of Directors authorizing this Lease or an opinion of Tenant's counsel, in form and substance acceptable to Landlord's counsel, which opines that (i) the execution and delivery of this Lease is duly authorized, (ii) this Lease is executed by individuals duly authorized to take such action on behalf of Tenant and (iii) this Lease is a binding obligation of Tenant.

     23. Real Estate Brokers. Each party represents to the other that it has directly dealt with and only with Williams Real Estate Co. of Illinois, L.L.C., d/b/a GVA Williams ("Broker") (whose commissions shall be paid by Landlord pursuant to separate agreement) as broker in connection with the effectuation, negotiation and execution of this Lease, and each party agrees to indemnify and hold the other harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders for any commissions or fees alleged to be due such broker or brokers or finders in connection with its participating with the indemnifying party in the effectuation, negotiation and execution of this Lease in violation of such party's representation aforesaid.

     24. Notices. In every instance where it shall be necessary or desirable for Landlord to serve a written notice or demand upon Tenant, it shall be sufficient (a) to deliver by messenger or cause to be delivered to Tenant by messenger a written or printed copy of such notice or demand, or (b) to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the Premises, Attention: Gregory K. Jones, President and CEO, with a copy in each case to Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601-9703, Attention: Mark Heatwole, Esq., in which event the notice or demand shall be deemed to have been served on the date received. In every instance where it shall be necessary or desirable for Tenant to serve a written notice or demand upon Landlord, it shall be sufficient to deliver by messenger or cause to be delivered to Landlord by messenger a written or printed copy of such notice or demand, or (b) to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord c/o GVA Williams Real Estate, 55 East Monroe Street, Suite 3850, Chicago, Illinois 60603, Attention: Lawrence A. Debb or Rand Diamond, with a copy to The Law Offices of Richard S. Rosenstein, 135 South LaSalle Street, Suite 3600, Chicago, Illinois 60603, Attention: Richard S. Rosenstein, Esq. Communications to Landlord shall be deemed to have been served on the date received. Unless otherwise specifically set forth in the Lease, all demands and/or notices shall be in writing.

     25.  Miscellaneous.

          (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of
     Section 12.

          (b) All of the agreements of Landlord and Tenant with respect to the Premises are contained in this Lease; and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord and Tenant.

          (c) Submission of this instrument for examination shall not constitute a reservation of or option of the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord shall constitute an offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked until August 6, 1999.

          (d) The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions of this Lease apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed.

          (e) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections. Unless otherwise specifically stated, all references to "Sections" or "subsections" shall mean Sections or subsections of this Lease. The term "hereof" shall mean this Lease and not a particular Section of this Lease.

          (f) The Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord or enable Tenant to deny the title of Landlord.

          (g) The parties specifically acknowledge and agree that time is of the essence of this Lease and of each and all provisions of this Lease.

          (h) All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest at the annual rate of two percent (2%) in excess of the corporate base rate from time to time in effect at LaSalle National Bank, N.A., at Chicago, Illinois (the "Default Rate") from the date due until paid, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

          (i) The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

          (j) All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant.

          (k) In the event that this Lease shall be executed by more than one person, firm, corporation or entity as Tenant, the obligations of said persons, firms, corporations or entities shall be joint and several.

          (l) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of all governmental authority with respect to Tenant's use, operation, maintenance and repair of the Premises as required hereby. Provided, however, Tenant shall not be required to make or pay for the making of any structural changes to the Building or the Premises, unless such structural changes are required because of the nature of any improvements installed by or on behalf of Tenant or because of Tenant's particular use of the Premises, and would not otherwise be applicable to the Building or the tenants in general, in which case Tenant shall pay for the making of all such changes and otherwise pay for all such compliance. Landlord shall comply with all laws, ordinances, all orders and decrees of court and all requirements of all governmental authority applicable to the Building (except to the extent required to be complied with by Tenant), subject, however, to reimbursement to Landlord as an Expense pursuant to the provisions of Section 2 hereof to the extent the same shall constitute an Expense pursuant to said Section 2.

     26. Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building and the Land so that in the event of any assignment or sale, once or successively, of said Land and Building, or any assignment of this Lease by Landlord, said Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale or assignment, and Tenant agrees to look solely to such purchaser or assignee with respect thereto. This Lease shall not be affected by any such assignment or sale, and Tenant agrees to attorn to the purchaser or assignee.

     27. Title and Covenant Against Liens. The Landlord's title is and always shall be paramount to the title of the Tenant and nothing contained in this Lease shall empower the Tenant

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Land, the Building, or the Premises or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, and subject to the last sentence of this Section 28, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to either (x) pay and remove or (y) bond or insure over same and contest the same as provided below within sixty (60) days after Tenant has notice of said lien, Landlord, at its election, may pay and satisfy the same without any obligation to investigate or determine the validity or merits of any such lien and encumbrance and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 25(h) of this Lease for amounts owed Landlord by Tenant, shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand. Notwithstanding the foregoing prohibition against liens against the Premises, Tenant may in good faith and with reasonable diligence contest the validity or amount of any such lien and defer payment and discharge thereof during the pendency of such contest, provided, however, that Tenant shall insure over such lien by a title indemnity with a title company acceptable to Landlord (or, at Landlord's election, bond over the same with a surety company acceptable to Landlord and in a manner acceptable to Landlord), so as to assure payment thereof and interest thereon and costs incurred or to be incurred with respect thereto, and to prevent any foreclosure of the lien or sale of the Premises, Building or Land by reason of non-payment, and in the event of such contest Tenant will not be deemed to be in Default hereunder and Landlord will not have the right to pay the lien so long as Tenant is so contesting in accordance with the provisions aforesaid; provided further, however, that on final adverse determination of the lien or claim for lien Tenant shall immediately pay any judgment rendered with all costs and charges and have such lien released of record and any judgment satisfied, failing which Landlord may pay the same and any cost as hereinabove provided and/or also take such other actions for Tenant's failure as may be provided in this Lease.

     Nothing in this Lease shall prohibit Tenant from collaterally assigning its personal property and trade fixtures only (but in no event any other property, including, without limitation, any Installations [as defined in Section 7 of this Lease]) in order to secure a loan from an institutional lender. In the event that any institutional lender shall require as a condition of making any such loan to Tenant secured by its personal property and trade fixtures that Tenant obtain an agreement from Landlord concerning the rights and obligations as between such lender and Landlord with respect thereto, Landlord agrees that it will enter into an agreement with such lender in the form attached hereto as Exhibit E; provided that such lender may be required to execute such agreement prior to execution by Landlord.

     28. Security Deposit. Tenant shall initially deposit with Landlord the sum of * * * * * (the "Initial Security Deposit"), subject to decrease as provided in this Section 28, upon Tenant's execution and delivery of this Lease (provided, however, in the event that this Lease shall not be executed by Landlord pursuant to Section 25 (c) of this Lease, or if this Lease shall be cancelled by Tenant pursuant to Section 5 (h) (i) or Section 17, then such Security Deposit shall be returned to Tenant within seven (7) days following any of such events). In addition, in the event that Tenant shall exercise its Option to Lease the Option Premises as provided in Section 32 hereof, Tenant shall deposit, subject to decrease as provided in this Section 28, an additional amount (the "Additional Security Deposit"; the Initial Security Deposit and the Additional Security Deposit collectively constitute the "Security Deposit") equal to the product of Ten and No/100 Dollars ($10.00) times the rentable area of the Option Premise as finally determined.

     So long as Tenant shall not be or have been in Default under this Lease as of the first day of the Second (2nd) Lease Year, the amount of the Initial Security Deposit shall be reduced by thirty-three percent (33%). So long as Tenant shall not be or have been in Default under this Lease as of the first day of the Third (3rd) Lease Year, the amount of the Initial Security Deposit shall be reduced by an additional thirty- three percent (33%) (that is, a total reduction of 66%) and the Additional Security Deposit, if any, shall be reduced by thirty-three percent (33%). So long as Tenant shall not be or have been in Default under this Lease as of the first day of the Fourth (4th) Lease Year, if applicable, the Initial Security Deposit shall be reduced to zero and the Additional Security Deposit shall be reduced by an additional thirty-three percent (33%) (that is, a total reduction of 66%).

     The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of all of the terms and provisions of this Lease. In the event that Tenant is in default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may, from time to time, use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Section 7 of this Lease. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

     At Tenant's election, the Security Deposit shall be in the form of an unconditional, irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall (i) be in form and substance satisfactory to Landlord,
(ii) name Landlord, or such person or entity which Landlord may from time to time designate, as the beneficiary under the Letter of Credit, (iii) specifically allow Landlord to draw upon it at any time and from time to time by delivering to the issuer of the Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease, (iv) expire no earlier than ninety (90) days after the Expiration Date, and (v) be issued FDIC-insured financial institution located in the City of Chicago satisfactory to Landlord in its sole discretion. The Letter of Credit shall have an expiration date no earlier than one (1) year after the date of issue, and Tenant agrees to cause the issuer of the Letter of Credit to renew the Letter of

Credit, from time to time until such time as this Lease expires, at least seventy-five (75) days prior to the expiration of the Letter of Credit upon the same terms and conditions. If the Premises are conveyed by Landlord, Tenant upon written request shall amend the Letter of Credit to change the beneficiary thereunder to the successor Landlord. In the event Tenant defaults in the performance of its obligations under this Lease to deliver, renew or replace the Letter of Credit within the applicable time limits and as otherwise provided herein, Landlord or its successor or assign, in addition to all rights and remedies which Landlord may have under this Lease or at law, shall have the right to present the Letter of Credit for payment and require the issuer of the Letter of Credit to make payment to Landlord or its successor or assign the entire amount represented by the Letter of Credit. Any proceeds obtained by Landlord by presenting the Letter of Credit shall be held by Landlord as the Security Deposit as provided in this Section 28.

     29. No Recordation. Tenant shall not record this Lease or any memorandum hereof. If Tenant shall do so in violation hereof, at the option of Landlord in writing and not otherwise, Landlord may cancel this Lease.

     30. Covenant of Quiet Enjoyment. Subject to the terms, conditions and provisions of this Lease, so long as Tenant is not in Default, during the Term of this Lease Tenant shall have the peaceful and quiet enjoyment of the Premises without any hindrance or molestation by Landlord or any person or entity claiming by, through or under Landlord.

     31.  Limitation of Liability.   Tenant's sole recourse against Landlord,
and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises and the Building of which the Premises are a part, it being agreed that no personal liability is assumed by nor at any time may be asserted or enforced against Landlord or any successor, all such personal liability, if any, being expressly waived and released by Tenant. Tenant will not have any right to satisfy any judgment that it may have against Landlord, or any successor, from any other assets of Landlord, or any successor. In this paragraph the terms "Landlord" and "successor" include the shareholders, venturers, members and partners of "Landlord" and "successor" and the officers, directors, managers, agents and employees of "Landlord" and "successor."

     32. Option to Lease. Subject to prior lease by Tenant pursuant to the provisions of Section 36 of this Lease, Tenant shall have the right to lease certain additional Premises in the Building upon the following terms and conditions:

(a)  To the extent not previously leased by Tenant pursuant to the provisions of
Section 36 of this Lease, Tenant shall have the option hereinafter described (the "Option to Lease") to lease not less than ten thousand (10,000) rentable square feet nor more than twenty-five thousand rentable square feet (25, 000) (plus or minus ten percent (10%) in each case at Landlord's sole discretion in order to effect a reasonable leasing plan for the Building) on a floor of the Building as Landlord shall designate at its sole discretion, and with a demising configuration as Landlord shall designate in its reasonable discretion so as to effect a commercially reasonable configuration for the benefit of Landlord and Tenant (such space in the Building being referred to as the "Option Premises"). To the extent that Tenant shall lease Offered Premises pursuant to the provisions of Section 36 of this Lease, the maximum rentable square footage of Option Premises shall be reduced on a square foot by square foot basis so that, as an example only, if Tenant shall lease 12,000 rentable square feet of Offered Premises, the maximum area of the Option Premises would be reduced to 13,000 rentable square feet (plus or minus ten percent (10%) at Landlord's sole discretion in order to effect a reasonable leasing plan for the Building). The term for the lease of the Option Premises (if timely elected and subject to the provisions of this Section 32) shall commence as follows: If Tenant shall exercise the Option to Lease on or before the day which is two hundred seventy (270) days following the Commencement Date of the Term, but after the day which is one hundred thirty-five (135) days after the Commencement Date of the Term, then the term for the lease of the Option Premises shall commence on the earlier of (i) the first
(1st) day of the second (2nd) calendar month of the Second (2nd) Lease Year (the "Projected Option Premises Commencement Date"), and (ii) such date as Tenant shall occupy the Option Premises for the conduct of its business therein; and if Tenant shall exercise the Option to Lease on or before the day which is one hundred thirty-five (135) days following the Commencement Date of the Term, then the term of the lease of the Option Premises shall commence on the earlier of
(i) the day which is two hundred ten (210) days following the Commencement Date of the Term (the "Alternate Projected Option Premises Commencement Date"), and
(ii) such date as Tenant shall occupy the Option Premises for the conduct of its business therein. In either case, the term of the lease of the Option Premises shall end contemporaneously with the expiration of the Term, unless sooner terminated as provided in this Lease, and subject to extension as provided in
Section 33 of this Lease. Upon the commencement of the term of the lease of the Option Premises the Option Premises shall be deemed Premises for all purposes under this Lease.

          (b) The Option to Lease shall in all events be exercised by written notice given by Tenant to Landlord not later than two hundred seventy (270) days following the Commencement Date of the Term, time being of the essence. Tenant's right to exercise the Option to Lease shall be conditioned upon this Lease being in full force and effect, Tenant's right to possession of the Premises not having been terminated and Tenant not being in Default hereunder at the time of the exercise of the Option to Lease; and the commencement of the term of the Option Premises and the inclusion of the Option Premises in the Premises shall be conditioned upon this Lease being in full force and effect, Tenant's right to possession of the Premises not having been terminated and Tenant not being in Default hereunder; provided, however, Landlord may at its option waive any of the conditions set forth in this subsection (b).

          (c) If Tenant shall timely and validly elect to lease the Option Premises Landlord shall deliver possession thereof to Tenant with the Option Premises Tenant Work (hereinafter defined) substantially complete on or before the Projected Option Premises Commencement Date or the Alternate Projected Option Premises Commencement Date, as the case may be. If Landlord is unable to deliver the Option Premises to Tenant with the Option Premises Tenant Work substantially complete on the Projected Option Premises Commencement Date or the Alternate Proejcted Option Premises Commencement Date, as the case may be, no such failure to deliver shall affect the validity of this Lease or Tenant's obligations under this Lease with respect to the then Premises or give rise to a right of Tenant to terminate this Lease or to rescind its election to lease the Option

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     Premises, but the term of the lease of the Option Premises shall not commence until the Option Premises Tenant Work shall be substantially complete except in the case of any tenant delay as provided hereinafter, and unless Tenant shall take possession of the Option Premises for the conduct of its business therein as provided in item (ii) of subsection (a) of this Section 32.

          (d) Following exercise by Tenant of the Option to Lease and within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into a supplement to this Lease affirming the terms, conditions and provisions applicable to the Option Premises, including, without limitation, the designation and rentable area thereof, but failure of either party to do so shall not affect the validity or effectiveness of Tenant's exercise of its Option to Lease the Option Premises.

          (e) If Tenant shall timely exercise its Option to Lease the Option Premises, then subject to the other provisions and conditions of this Lease, the Option Premises shall be leased to Tenant upon the Rent and other terms, covenants and conditions of this Lease and as specifically set forth hereinafter:

               (i) Subject to and in accordance with the provisions of Section 1 of this Lease, Tenant shall pay annual Base Rent (in addition to the Base Rent being paid for other portions of the Premises) for and on account of the Option Premises for each year or part thereof falling within the term of the lease of the Option Premises in an amount equal to the product of the number of rentable square feet in such Option Premises as fully determined times the applicable rate per rentable square foot from time to time applicable to the initial Premises as provided in Section 1 of this Lease. The Monthly Base Rent shall be one-twelfth (1/12) of the Annual Base Rent. Monthly Base Rent shall be payable at the times and in the manner set forth in Section 1 of this Lease. In the event that Tenant shall exercise the Extension Option provided in Section 33 of this Lease, then for the Fourth (4th) Lease Year Tenant shall in addition to Base Rent pay Additional Rent for and on account of the lease of the Option Premises.

Tenant work for and with respect to the Option Premises ("Option Premises Tenant Work") shall be constructed by Landlord in the Option Premises pursuant to and in accordance with the provisions of a workletter substantially similar to the Workletter, except for the modification of dates and plans and similar matters, and except that the Landlord's cost for the construction of the Option Premises Tenant Work shall be limited to an amount equal to the product of either (A) * *
* * * in the event that the Projected Option Premises Commencement Date is applicable or (B) * * * * * in the event that the Alternate Projected Option Premises Commencement Date is applicable, times the rentable area of the Option Premises as finally determined.

          33.  Option to Extend.

     Tenant shall have the option (the "Extension Option") to extend the Term of this Lease for one (1) Lease Year (the Fourth (4th) Lease Year of the Term), subject to earlier termination as provided in this Lease, and subject to and conditioned upon the following terms and conditions:

          (a) Tenant's right to exercise the Extension Option shall be subject to the conditions that (i) at the time of exercise of the Extension Option this Lease shall be in full force and effect, Tenant's right of possession of the Premises shall not have been terminated and Tenant shall not be in Default, and (ii) Tenant shall have either (A) exercised the Option to Lease provided for in Section 32 of this Lease, or (B) shall have elected to lease Offered Premises pursuant to Section 36 of this Lease, and, in either event, the lease of such Option Premises or Offered Premises, as the case may be, shall have commenced; provided, however, Landlord may at its option waive any of the conditions set forth in this subsection (a).

          (b) The Fourth (4th) Lease Year shall be upon the same terms, covenants and conditions as are contained in this Lease, except that (i) Base Rent shall be modified as set forth hereinafter and as described in
     Section 1 of this Lease, and the Additional Rent provisions of Section 2 of this Lease shall be applicable; (ii) Sections 32, 34 and the Workletter shall not apply; and (iii) this Section 33 shall not apply to the extent that the effect would be to grant any further Extension Option beyond this option to extend the Term for the Fourth (4th) Lease Year.

          (c) The Fourth (4th) Lease Year, if elected, shall be an extension of the Lease Term for the Fourth (4th) Lease Year with respect to the entire Premises as then constituted, and Tenant shall have no right to exercise the Extension Option as to less than all of the then Premises.

          (d) Tenant shall exercise the Extension Option by written notice of such exercise given by Tenant to Landlord on or before the last day of the Second (2nd) Lease Year, time being of the essence.

          (e) The Base Rent for the Premises for the Fourth (4th) Lease Year shall be an amount equal to the product of Twelve and No/100 Dollars ($12.00) per rentable square foot of the Premises as then constituted. In addition, Tenant shall pay Additional Rent for and during the Fourth (4th) Lease Year in accordance with the provisions of Section 2 of this Lease, it being understood and agreed that the Rent for the Fourth (4th) Lease Year is a so called net rent (that is, Tenant shall pay both Base Rent and its Tenant's Proportion Share of Taxes and Expenses as Additional Rent).

          (f) Following exercise by Tenant of the Extension Option, and within thirty (30) days following written request by either Landlord or Tenant, Landlord and Tenant shall enter into an amendment of or supplement to this Lease confirming the terms, conditions and provisions applicable to the Fourth (4th) Lease Year as determined in accordance herewith,

--------------------------------------------------------------------------------
* * * * * Certain information herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

     but the failure of either party to do so shall not affect the validity or effectiveness of Tenant's exercise of the Extension Option.

          (g) In the event Tenant fails to timely exercise the Extension Option, the Term of this Lease shall terminate at the expiration of the Third (3rd) Lease Year, unless earlier terminated as provided in this Lease.

     34. Cancellation Option. Tenant shall have the option (the "Cancellation Option") to terminate this Lease for all of the Premises hereunder effective as of the last day of the Second (2nd) Lease Year (the "Tenant Termination Date"), subject to the provisions and conditions set forth hereinafter. Tenant may elect the Cancellation Option by giving written notice to Landlord (the "Termination Notice") given not later than the last day of that calendar month which is four
(4) full calendar months prior to the last day of the Second (2nd) Lease Year (the "Cancellation Notice Date"), time being of the essence. In the event Tenant does not give its notice exercising the Cancellation Option prior to the Cancellation Notice Date, Tenant shall have no further right pursuant to the Cancellation Option to terminate this Lease. Once elected as provided herein, and subject to the other terms and conditions of this Section and otherwise in this Lease, an election hereunder by Tenant shall be irrevocable. Additionally, the Cancellation Option is subject to the following terms, conditions and limitations:

          (a) (i) At the time of the exercise of the Cancellation Option this Lease shall be in full force and effect, Tenant's right to possession of the Premises shall not have been terminated and Tenant shall not be in Default, (ii) Tenant shall not have exercised the Option to Lease as set forth in Section 32 of this Lease and (iii) at the time of the Tenant Termination Date this Lease shall be in full force and effect, Tenant's right to possession of the Premises shall not have been terminated and Tenant shall not be in Default hereunder; provided, however, Landlord may at its option waive any of the conditions set forth in this subsection (a). Notwithstanding the foregoing, Tenant shall in any event have the right to effect the completion of the termination of this Lease by paying to Landlord all Rent and other sums (including, without limitation, the Cancellation Fee (hereinafter defined)) due and to become due (through the Tenant Termination Date) to Landlord and complying with all other obligations of Tenant under this Lease through the later of the Tenant Termination Date and Tenant's vacation of the Premises, and curing any Default under this Lease.

          (b) Together with its election to terminate, Tenant shall pay to Landlord a fee (the "Cancellation Fee") in consideration of the early cancellation of the Term of this Lease equal to the product of * * * * * times the Rentable Area of the Premises as then constituted.

          (c) If this Lease is terminated pursuant to this Section 34, the Term shall expire on the Tenant Termination Date as if such date had been set forth in this Lease as the expiration date of the Term, and Tenant shall vacate the Premises on or before the Tenant Termination Date in the manner and subject to all of the provisions and obligations required by this Lease. All obligations of Tenant which accrue under this Lease on or before the later of the Tenant Termination Date and the date upon which Tenant shall surrender possession of the Premises shall survive such termination and neither the exercise of such right to terminate nor such termination shall affect Landlord's remedies on account of any default by Tenant which may exist as of the date on which notice of exercise of such right is given or as of the Tenant Termination Date and is not cured (including, without limitation, any matter which, with the giving of notice or the passage of time, or both, would constitute a Default by Tenant under this Lease pursuant to Section 16 of this Lease).

     35.  Roof Antennas.

          (a) At any time during the Term, Tenant may, subject to the provisions and conditions of this Section 35, install on the roof of the Building one or more antennas, dishes, or other facilities (but such facilities (a) shall not exceed a total of five (5) dishes or antennas or a combination of dishes and antennas; (b) each shall not exceed a height of four (4) feet and a width or diameter, as the case may be, of three (3) feet; and (c) the Antenna Site (hereinafter defined) shall not exceed sixty
     (60) square feet) for the transmission and reception of radio, microwave, or other communication signals (the "Antenna"). Prior to such installation, Tenant shall deliver to Landlord for its review and approval (which approval shall not be unreasonably withheld or delayed [but may be reasonably conditioned], provided that the contemplated installation will not affect the structure of the Building or its mechanical, electrical or plumbing systems, or adversely affect the integrity of the roof structure or membrane or adversely interfere with the broadcast or reception of any other similar installations of Landlord or others on or in the Building or on or in other buildings or contemplated installations or any modifications of the same) plans and specifications for the Antenna which shall include, without limitation, the proposed location of the Antenna on the roof (the "Antenna Site") (Provided, however, Landlord may determine the location and configuration of the Antenna Site in its sole discretion, and may require Tenant to move the location of or modify the configuration of the Antenna Site at Tenant's sole cost and expense at any time upon not less than thirty (30) days' notice to Tenant.), the floor and power load requirements of the Antenna, the location and kind of electrical or other services to and from the Antenna, and detailed specification of the means of attaching the Antenna to the roof and of all penetrations of the roof in connection with such attaching, such services, or otherwise. Landlord may also require Tenant at Tenant's sole cost and expense to provide screening to shield the Antenna and Antenna Site from view.

               (b) The Antenna Site shall be treated for all purposes of this Lease relating to Tenant's obligations and liabilities (but not otherwise) as if the same were part of the Premises (except with respect to the payment of Rent), and the Antenna shall be treated as Tenant's personal property (which Tenant shall be required to remove upon the expiration or earlier termination of the Term of this Lease or of Tenant's right to possession of the Premises; and Tenant shall repair any damage occasioned by such removal and return the Building to its condition prior to such installation of the Antenna). Without limitation, all provisions of this Lease with respect to Tenant's obligations to comply with laws and insurance requirements, maintain insurance, indemnify Landlord Indemnitees and others, and perform repairs and maintenance shall apply to Tenant's installation, use and maintenance of the Antenna.

               (c) Tenant shall pay to Landlord all costs of any services required for use of the Antenna to the extent Tenant has not paid the cost directly to an outside service provider. Tenant shall be responsible for performing all maintenance and repair of any kind respecting the Antenna and shall keep the same in a safe condition and in good order and repair, subject to notice to Landlord regarding the nature and details of all such matters and the right of Landlord to supervise the same, without liability or responsibility therefor:

               (d) Tenant, its employees, agents and contractors shall have reasonable access to the roof of the Building and the Antenna Site for purposes of installation, maintenance and repair of the Antenna at all reasonable times upon reasonable advance notice to Landlord, and subject to reasonable rules and procedures of Landlord respecting such matters as, without limitation, insurance.

               (e)  If Tenant installs an Antenna in accordance with this
          Section 35 and then removes the same, Tenant may again elect to install an Antenna on the roof, and such election and installation shall be carried out in accordance with this Section in all respects as if Tenant had not previously installed an Antenna.

               (f) The right granted hereby is appurtenant to this Lease and does not grant any rights by lease, easement or otherwise in any property, but only a limited right and license of use as provided hereby; and Tenant shall have no right to sell or assign (other than as appurtenant to the assignment of the Lease or sublease of the entire Premises), whether or not for consideration, the right granted hereby.

               (g) The right granted hereby is subject to casualty, rights of eminent domain, governmental rules, regulations and laws and other matters which prohibit Landlord from being able to provide or to continue to provide the rights granted hereby by Landlord. The right granted hereby is further subject to all federal, state and local laws, rules and regulations, and any regulations of any agency of any federal, state or local governmental unit. In addition, in the event that Tenant's use of the Antenna shall adversely interfere with the broadcast or reception of other installations of Landlord or others on or in the Building or other buildings located on property subject to the Declaration, then upon notice from Landlord, Tenant shall, at its sole cost and expense, either remove the Antenna or cause such interference to cease.

               (h) Tenant understands and agrees that such installation shall be made and maintained at the sole risk of Tenant, and neither Landlord nor any other parties named or referred to in Section 13 of this Lease, or any other party acting for or on behalf of Landlord shall be liable for any damage thereto or occasioned thereby, except for any wilful negligence of Landlord or any other party acting for or on behalf of Landlord. In addition, Tenant hereby indemnifies and agrees to hold harmless Landlord and the other Landlord Indemnitees provided in Section 13 hereof with respect to all loss, costs

          (including reasonable attorneys' fees) and damages, any of the foregoing indemnitees may incur by reason of or respecting any such installation and use thereof by Tenant.

     36. Right of Opportunity to Lease Space. Landlord hereby grants to Tenant the right of opportunity ("Right of Opportunity") during the first two hundred seventy (270) days of the Term of this Lease to lease the portions of the third
(3rd) floor of the Building, which are available for lease (referred to hereinafter as the "Opportunity Premises"), subject to the terms and conditions hereinafter set forth.

          Prior to entering into the negotiation of any lease with any Tenant Prospect (hereinafter defined) for any part or all of the Opportunity Premises (such portion which Landlord intends to lease to any such Tenant Prospect at any time being the "Offered Premises") during the first two hundred seventy (270) days of the Term of this Lease only, so long as Tenant shall not be in Default under this Lease, Landlord shall notify Tenant in writing of the business and economic terms (including, without limitation, the proposed term of the tenancy) upon which Landlord would be willing to lease the Offered Premises to such tenant prospect, and Tenant shall have the right for a period of ten (10) calendar days from and after the giving of such notice within which to notify Landlord that it will lease the Offered Premises on the terms and conditions as contained in Landlord's notice (including, without limitation, Rent and term, even though the acceptance of the Offered Premises for such term may have the effect of extending the Term of this Lease as to the Offered Premises only beyond the stated expiration date of the Term of this Lease) and other terms and conditions of this Lease not in conflict with the terms in the notice. If Tenant shall timely elect to lease the Offered Premises, then Landlord and Tenant shall proceed in good faith to finalize such lease of the Offered Premises. If Tenant elects to lease the Offered Premises, the Offered Premises shall be added to this Lease and become Premises hereunder by an amendment hereto and shall be governed by the terms and conditions of this Lease as modified or supplemented by the terms in the notice as aforesaid. If Tenant fails to notify Landlord in writing that it will accept the Offered Premises within the prescribed ten (10) calendar day period, Tenant's right to lease such Offered Premises shall be terminated and Landlord may thereafter lease such Offered Premises to such other tenant prospect free of the rights of Tenant, except as provided in the next sentence. If Landlord elects to offer the Offered Premises to such Tenant Prospect on terms economically less favorable (from Landlord's perspective) by ten percent (10%), then Landlord shall again offer the Offered Premises to Tenant on such less favorable (from Landlord's perspective) economic terms in accordance with the provisions in this grammatical paragraph.

          Tenant may not elect to lease less than all of the Offered Premises described in any notice from Landlord to Tenant concerning the Right of Opportunity. In addition, Tenant's right to exercise the Right of Opportunity in any instance and the commencement of the term for any Offered Premises shall be conditioned upon satisfaction of the following terms and conditions: (a) at the time of the exercise of the Right of Opportunity this Lease shall be in full force and effect, Tenant's right to possession of the Premises shall not have been terminated and Tenant shall not be in Default hereunder, and, at Landlord's option, at the time the term of the lease for the related Offered Premises commences, this Lease shall be in full force and effect, Tenant's right to possession of the Premises shall not have been terminated and Tenant shall not be in Default hereunder; (b) at the time of the exercise of the Right of Opportunity and, at Landlord's option, at the time the term of the lease for the related Offered Premises commences, the original Tenant named herein or a Tenant Affiliate shall be occupying (unless the Premises shall not yet have been tendered to Tenant for its initial occupancy) all of the Rentable Area of the Premises, and such Tenant shall not have assigned this Lease or sublet any portion of the Premises other than to a Tenant Affiliate, or other than as provided in the seventh (7/th/) grammatical paragraph of Section 12 appearing on page 26 of this Lease, it being agreed that the Right of Opportunity granted hereby is personal to the named Tenant or a Tenant Affiliate; (c) the term of the lease for the Offered Premises shall commence on and shall end, unless sooner terminated as provided in this Lease, on the dates set forth in the opportunity notice given with respect to such Offered Premises, notwithstanding that the effect of the foregoing understanding might be to extend the Term of this Lease beyond the Fourth (4/th/) Lease Year, but with the Premises after the Fourth (4/th/) Lease Year only constituting the Offered Premises; (d) in the event Landlord shall be unable to tender possession of any Offered Premises to Tenant upon the commencement of the term thereof, Landlord shall not be subject to any liability on account thereof and the failure to do so shall not affect the validity of this Lease or the obligations of Tenant under this Lease or the lease of the Offered Premises by Tenant, or be construed to extend the term as to such Offered Premises, or the Term of the remainder of the Premises, but Rent shall not commence with respect to such Offered Premises until Landlord tenders possession thereof to Tenant; and (e) Tenant shall accept possession from Landlord of all Offered Premises in their "as is" condition as of the date upon which the term of the lease for such Offered Premises commences unless specifically provided to the contrary in the pertinent opportunity notice.

          As used in this Section 36, "Tenant Prospect" shall mean any prospective lessee of premises on the third (3rd) floor only of the Building (that is, a lessee not intending as of the date of execution of its lease with Landlord to lease to lease or acquire rights to lease, such as, without limitation, options and rights of opportunity, any space in the Building other than or in addition to the space on the third (3rd) floor of the Building) which prospect lessee has given to Landlord (or to whom Landlord has given) a written proposal to lease such third (3rd) floor space in the Building.

          If and to the extent that Tenant shall lease Offered Premises pursuant to this Section 36, its rights to lease Option Premises pursuant to Section 32 of this Lease shall be correspondingly reduced as more particularly provided in Section 32 of this Lease. Nothing in this Section 36 shall be deemed to affect Tenant's rights under Section 32 of this Lease, except if and to the extent that Tenant shall actually lease Offered Premises pursuant to the foregoing provisions of this Section 36.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the date first above written.

                              LANDLORD:

                              8550 BRYN MAWR, L.L.C., a Delaware limited liability company


                              By:              /s/ Lawrence A. Debb
                                 ---------------------------------------------

                               Its:            Executive Managing Director
                                   -------------------------------------------


                              TENANT:

                              UBID, INC.,
                              a Delaware corporation



                              By:              /s/ Thomas E. Werner
                                  --------------------------------------------
                               Its:            Chief Financial Officer
                                   -------------------------------------------